Exhibit 10.5

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

November 24, 2020

among

PROGRESSIVE FINANCE HOLDINGS, LLC,

as the Borrower,

AARON’S HOLDINGS COMPANY, INC.

as the Ultimate Parent

THE SUBSIDIARIES OF THE ULTIMATE PARENT IDENTIFIED HEREIN,

as the Guarantors

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Swingline Lender and an Issuing Bank

BBVA USA,

as Documentation Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

CITIZENS BANK, N.A.

and

TRUIST SECURITIES, INC.,

as Joint Bookrunners and Joint Lead Arrangers

i

SCHEDULES:

Schedule 1.01A – Aaron’s Subsidiaries

Schedule 1.01B – Inactive Subsidiaries

Schedule 2.01A – Commitments

Schedule 2.01B – Swingline Commitments

Schedule 2.01C – Letter of Credit Commitments

Schedule 2.05 – Existing Letters of Credit

Schedule 3.14 – Subsidiaries

Schedule 7.01 – Existing Indebtedness

Schedule 7.02 – Existing Liens

Schedule 7.04 – Existing Investments

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Borrowing Request

Exhibit C – Form of Interest Election Request

Exhibit D – Form of Guarantee Agreement

Exhibit E – Form of Borrower Guarantee Agreement

Exhibit F-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit G – Form of Security Agreement

CREDIT AGREEMENT dated as of November 24, 2020, among PROGRESSIVE FINANCE HOLDINGS, LLC, a Delaware limited liability company, AARON’S HOLDINGS COMPANY, INC., a Delaware corporation and the other GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Aaron’s Business” means the business of Aaron’s TopCo, Aaron’s, LLC and their respective Subsidiaries.

“Aaron’s TopCo” means Aaron’s Spinco, Inc., a Georgia corporation.

“Aaron’s Subsidiaries” means the direct and indirect Subsidiaries of Aaron’s TopCo and Aaron’s, LLC identified on Schedule 1.01A hereto.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” has the meaning assigned to it in Section 2.20.

“Acquisition” means any transaction in which any Holding Company Guarantor or any of its Restricted Subsidiaries directly or indirectly (a) acquires any ongoing business, (b) acquires all or substantially all of the assets of any Person or division thereof, whether through a purchase of assets, merger or otherwise, (c) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the voting stock of a corporation, other than the acquisition of voting stock of a wholly-owned Restricted Subsidiary solely in connection with the organization and capitalization of that Restricted Subsidiary by the Borrower, any Holding Company Guarantor or another Subsidiary Loan Party, or (d) acquires control of more than 50% ownership interest in any partnership, joint venture or limited liability company.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to it in Section 10.03(d).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 10.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning assigned to it in Section 9.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum determined by reference to the applicable Total Net Debt to EBITDA Ratio in effect on such date as set forth in the table below; provided, that a change in the Applicable Rate resulting from a change in the Total Net Debt to EBITDA Ratio shall be effective on the second day after which the Borrower has delivered the financial statements required by Section 5.01(a) or (b) and the certificate of a Financial Officer required by Section 5.01(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Rate shall be at Category 5 until such time as such financial statements and certificate are delivered, at which time the Applicable Rate shall be determined as provided above. Notwithstanding the foregoing, the Applicable Rate from the Effective Date until the second day after the financial statements and Compliance Certificate for the Fiscal Quarter ending on June 30, 2021 are delivered shall be at Category 2:

Pricing Level:	Total Net Debt to EBITDA Ratio	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1	< 0.75:1.00	0.50%	1.50%	0.20%
Category 2	≥ 0.75:1.00 but < 1.25:1.00	0.75%	1.75%	0.25%
Category 3	≥ 1.25:1.00 but < 1.75:1.00	1.00%	2.00%	0.30%
Category 4	≥ 1.75:1.00 but < 2.25:1.00	1.25%	2.25%	0.35%
Category 5	≥ 2.25:1.00	1.50%	2.50%	0.35%

“Approved Electronic Platform” has the meaning assigned to it in Section 9.03(a).

“Approved Fund” has the meaning assigned to it in Section 10.04(b).

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citizens Bank, N.A. and Truist Securities, Inc., each in its capacity as joint bookrunner and joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means the period from and including the Funding Availability Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.13.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.13(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means Progressive Finance Holdings, LLC, a Delaware limited liability company.

“Borrower Guarantee Agreement” means the Borrower Guarantee Agreement, substantially in the form of Exhibit E, made by the Borrower in favor of the Administrative Agent for the benefit of the holders of (i) Hedging Obligations owed by any Holding Company Guarantor or any Subsidiary Loan Party to any Lender or Affiliate of any Lender and (ii) Treasury Management Obligations owed by any Holding Company Guarantor or any Subsidiary Loan Party to any Lender or Affiliate of any Lender.

“Borrowing” means (a) Revolving Borrowing or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (in each case subject to Section 1.04(b)).

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Cash Equivalents” means, as at any date, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (iv) repurchase agreements entered into by any Person with a bank or trust company (including any Lender) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations and (v) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (i) through (iv).

“Change in Control” means (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Ultimate Parent to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof); (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of thirty-three and one third (33 1⁄3) or more of the total voting power of shares of stock entitled to vote in the election of directors of the Ultimate Parent; (c) during any period of twenty-four consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Ultimate Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (d) the Ultimate Parent shall cease to own and control, of record and beneficially, directly or indirectly through one or more Holding Company Guarantors 100% of the outstanding Capital Stock in the Borrower.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to it in Section 10.14.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing; provided that all rights, title, interests in the Specified Asset transferred to Aaron’s, LLC, a Georgia limited liability company, or Aaron’s Spinco, Inc., a Georgia corporation, from Prog Leasing, LLC pursuant to that certain assignment agreement to be executed by Aaron’s, LLC, Aaron’s Spinco, Inc. and Prog Leasing, LLC on the Funding Availability Date (or any residual interests therein) shall be (i) excluded from Collateral and (ii) no rights thereto shall be granted to the Administrative Agent or the Lenders pursuant to any Collateral Document, in each case of clauses (i) and (ii), at any time before the date that is 1 year after the Funding Availability Date, regardless of whether a Trigger Event occurs before such date.

“Collateral Documents” means, collectively, the Security Agreement, any Real Estate Documents, all assignments of key man life insurance policies and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 10.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.08 and (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04; provided, that at no time shall (a) the Revolving Credit Exposure of any Lender exceed its Commitment and (b) the sum of the Total Revolving Credit Exposure exceed the aggregate amount of all Lenders’ Commitments. The aggregate amount of the Lenders’ Commitments as of the Effective Date is $350,000,000.

“Communications” has the meaning assigned to it in Section 10.03(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” mean for the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries (and for the avoidance of doubt, excluding any discontinued operations relating to Aaron’s Business) for any period, an amount equal to the sum of (i) Consolidated Net Income for such period (other than clause (ii)(K) below) plus (ii) to the extent deducted in determining Consolidated Net Income for such period, but without duplication, (A) Consolidated Interest Expense; (B) income tax expense; (C) depreciation (excluding depreciation of rental merchandise) and amortization; (D) all other non-cash charges (including, without limitation, any non-cash charges, expenses or losses incurred in connection with any stock option plan, cash incentive plan or any other employee benefit plan or agreement, but excluding any such non-cash charges or losses (1) representing an accrual or reserve for future cash charges or losses, (2) to the extent that there were cash charges or losses with respect thereto in past accounting periods, and (3) representing a write-down of current assets; provided that in the case of clauses (1) and (2), if any such non-cash charges or losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid); (E) closing costs, fees and expenses incurred during such period in connection with the transactions contemplated by the Loan Documents (including the amendments thereto), in each case paid during such period to Persons that are not Affiliates of the Ultimate Parent or any of its Restricted Subsidiaries; (F) [reserved]; (G) [reserved]; (H) business optimization, restructuring and transition expenses, costs, charges, accruals or reserves incurred within two (2) years of any Permitted Acquisition, which for the avoidance of doubt shall include severance payments and costs, legal defense and settlement costs (including any costs paid in satisfaction of judgments), relocation costs, costs related to the closure, opening, curtailment and/or consolidation of facilities, retention charges, systems establishment costs, spin-off costs, integration costs, signing costs, retention and completion bonuses, amortization of signing bonuses, inventory optimization expenses, contract termination costs, transaction costs, costs related to entry into new markets, consulting fees, recruiter fees; (I) business optimization, restructuring and transition related expenses, costs, charges, accruals or reserves which are unrelated to any Permitted Acquisition or divestiture of assets, all as determined on a consolidated basis for the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries for such period; (J) loss of on-lease and off-lease inventory, physical damage to stores, infrastructure, capital assets and other assets of the business and loss of revenue, in each case, (1) to the extent reasonably identifiable by the Borrower as having resulted from significant weather events or other natural disasters in areas that have been declared a federal disaster or otherwise qualify for federal emergency assistance, (2) to the extent occurring within twelve months after the occurrence of such significant weather event or natural disaster, and (3) net of all related insurance proceeds received related thereto (including, without limitation, all business interruption insurance and casualty insurance), all as determined on a consolidated basis for the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries for such period; (K) the amount of cost savings and synergies projected by the Borrower in good faith to be reasonably anticipated to be realized from actions taken or committed to be taken during such period in connection with any Permitted Acquisition or any permitted disposition of assets (in each case calculated on a Pro Forma Basis as though such cost savings and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions); provided that such actions have been taken or have been committed to be taken, and the benefits resulting therefrom are anticipated by the Borrower in good faith to be realized within twenty-four months after the completion of the related Permitted Acquisition or permitted disposition of assets; and provided, further, that the aggregate amount for all such items under this clause (K) shall not exceed $50,000,000 in the aggregate during the term of this Agreement; (L) (1) expenses, costs, charges, accruals or reserves relating to the formation of the Ultimate Parent and the Restructuring, in each case, to the extent paid in cash prior to the Effective Date or within six months after the Effective Date and (2) non-cash expenses, costs, charges, accruals or reserves relating to the formation of the Ultimate Parent and the Restructuring, in each case, to the extent incurred prior to the Effective Date or within two (2) years after the Effective Date, including, for the avoidance of doubt, any amortization or accruals for prior cash payments to the extent such cash payment were made prior to the Effective Date or within six months after the Effective Date; (M) expenses, cost, charges, accruals or reserves relating to (1) incremental hardware/software licenses relating to kiosks placed in-store of new retail customers, (2) joint marketing to promote new offerings of new retailer customers, (3) incremental employees of the Borrower and its subsidiaries specifically designated to the launch of a new retail customer relationship and/or (4) integration of systems into or with the new retailer’s point-of-sale system with new retail customers, in each case incurred within twelve months of the commencement of such relationship, all as determined on a consolidated basis for the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries for such period; provided, that the aggregate amount for all such items under this clause (M) shall not exceed the greater of (i) $20,000,000 and (ii) 5% of Consolidated EBITDA for such period (calculated prior to adding back any such amounts), in the aggregate during the term of this Agreement; and (N) any fines, penalties, restitution, settlement payments, charges and similar costs and expenses, paid or incurred, including attorneys’ and professional advisor fees related to any litigation or governmental or regulatory investigation or proceeding arising from, based upon and/or related to any regulatory or compliance inquiries or investigations occurring within one year after the Effective Date conducted by the Federal Trade Commission or any other Governmental Authority with respect to Ultimate Parent or any of its Restricted Subsidiaries; provided, that the aggregate amount for all such items under this clause (N) shall not exceed $15,000,000, all as determined on a consolidated basis for Ultimate Parent and its Restricted Subsidiaries for such period. Notwithstanding the foregoing, the amounts added back to Consolidated Net Income in reliance on clauses (ii)(H), (ii)(I), (ii)(J) and (ii)(M) above shall not exceed, in the aggregate during any four Fiscal Quarter period, the greater of (i) $50,000,000 and (ii) 15% of Consolidated EBITDA for such period (calculated prior to adding back any such amounts).

“Consolidated Interest Coverage Ratio” means, at any date, the ratio of (a) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on such date to (b) the sum of Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on such date. Notwithstanding the foregoing, for purposes of calculating the Consolidated Interest Coverage Ratio (x) for the four Fiscal Quarter period ending March 31, 2021, Consolidated Interest Expense shall be deemed to be equal to the product of Consolidated Interest Expense for the one Fiscal Quarter period ending March 31, 2021 multiplied by four; (y) for the four Fiscal Quarter period ending June 30, 2021, Consolidated Interest Expense shall be deemed to be equal to the product of Consolidated Interest Expense for the two Fiscal Quarter period ending June 30, 2021 multiplied by two; and (z) for the four Fiscal Quarter period ending September 30, 2021, Consolidated Interest Expense shall be deemed to be equal to the product of Consolidated Interest Expense for the three Fiscal Quarter period ending September 30, 2021 multiplied by four thirds.

“Consolidated Interest Expense” means, for the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries (and for the avoidance of doubt, excluding any discontinued operations relating to Aaron’s Business) for any period determined on a consolidated basis in accordance with GAAP, total cash interest expense, including without limitation the interest component of any payments in respect of Capital Leases Obligations capitalized or expensed during such period (whether or not actually paid during such period).

“Consolidated Net Income” means, for any period, the net income (or loss) of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries (and for the avoidance of doubt, excluding any discontinued operations relating to Aaron’s Business) for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets,

(c) any equity interest of the Ultimate Parent, any other Holding Company Guarantor, the Borrower or any Restricted Subsidiary of any Holding Company Guarantor in the unremitted earnings of any Person that is not a Restricted Subsidiary and (d) any income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Ultimate Parent, any other Holding Company Guarantor, the Borrower or any Restricted Subsidiary on the date that such Person’s assets are acquired by the Ultimate Parent, any other Holding Company Guarantor, the Borrower or any Restricted Subsidiary, except to the extent provided for in the definition of Pro Forma Basis in connection with a Permitted Acquisition. For the avoidance of doubt, Consolidated Net Income (i) shall exclude any income (or loss) for such period of Unrestricted Subsidiaries and (ii) shall include any amounts of net income (as determined in accordance with GAAP) of Unrestricted Subsidiaries actually distributed in cash by Unrestricted Subsidiaries to the Ultimate Parent, any other Holding Company Guarantor, the Borrower or any Restricted Subsidiary.

“Consolidated Total Debt” means, at any time, all then currently outstanding obligations, liabilities and indebtedness of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries (and for the avoidance of doubt, excluding any discontinued operations relating to Aaron’s Business) on a consolidated basis of the types described in the definition of “Indebtedness”.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.18.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Documentation Agent” means BBVA USA.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Controlled Affiliate” means each Affiliate of the Borrower that is (a) Controlled by the Borrower, and (b) incorporated or organized under the laws of any State of the United States, the District of Columbia or Puerto Rico.

“Domestic Subsidiary” means any Subsidiary which is incorporated or organized under the laws of any State of the United States, the District of Columbia or Puerto Rico.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(a) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Indemnity” means each environmental indemnity made by each Loan Party with respect to Real Estate required to be pledged as Collateral in favor of the Administrative Agent for the benefit of the holders of the Obligations, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, release or threatened release of any Hazardous Material or (d) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any

ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor, or the grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation; provided that, for the avoidance of doubt, in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the “keepwell” provision set forth in Section 24 of the Guarantee Agreement and Section 24 of the Borrower Guarantee Agreement shall be taken into account. If a Swap Obligation arises under a Master Agreement governing more than one Hedging Transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Transactions for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) Taxes imposed on or measured by net income or franchise taxes (A) imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) that are Other Connection Taxes, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located and (iii) in the case of a Foreign Lender, any withholding tax that (A) is imposed on amounts payable to such Foreign Lender pursuant to a law in effect at the time such Foreign Lender becomes a party to this Agreement, (B) is imposed on amounts payable to such Foreign Lender pursuant to a law in effect at any time that such Foreign Lender designates a new lending office, other than taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, (C) is attributable to such Foreign Lender’s failure to comply with Section 2.16(f), and (D) is imposed under FATCA

“Existing Credit Agreement” means that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 18, 2017 (as amended, restated, supplemented or otherwise modified from time to time) among Aaron’s, LLC, the lenders from time to time party thereto and Truist Bank, as administrative agent.

“Existing Letter of Credit” means each letter of credit issued prior to the Effective Date by a Person that shall be an Issuing Bank and listed on Schedule 2.05.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fiscal Quarter” means any fiscal quarter of the Ultimate Parent.

“Fiscal Year” means a fiscal year of the Ultimate Parent.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto and (c) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Availability Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 10.02).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit D, made by each Guarantor in favor of the Administrative Agent for the benefit of the holders of the Obligations.

“Guarantors” means, collectively, (a) each Holding Company Guarantor, (b) each Subsidiary Loan Party, including each Person that joins as a Subsidiary Loan Party pursuant to Section 5.10 or otherwise, (c) with respect to (i) any Hedging Obligations between any Loan Party (other than the Borrower) and any Lender or Affiliate of a Lender that are permitted to be incurred pursuant to Section 7.12 and any Treasury Management Obligations owing by any Loan Party (other than the Borrower), the Borrower and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guarantee with respect to all Swap Obligations, the Borrower and (d) the successors and permitted assigns of the foregoing.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” of any Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holding Company Guarantor” means each of (a) the Ultimate Parent (b) Aaron’s Progressive Holding Company and (c) each other now existing or hereafter created direct or indirect parent of the Borrower.

“IBA” has the meaning assigned to such term in Section 1.05.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Inactive Subsidiaries” shall mean the Subsidiaries of Holdings identified on Schedule 1.01B.

“Incremental Funds Certain Provision” has the meaning assigned to it in Section 2.21(c).

“Incremental Revolving Commitment” has the meaning assigned to it in Section 2.21(a).

“Incremental Term Loan” has the meaning assigned to it in Section 2.21(a).

“Indebtedness” of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.01(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, and (j) Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 10.03(c).

“Ineligible Institution” has the meaning assigned to it in Section 10.04(b).

“Information” has the meaning assigned to it in Section 10.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means, with respect to a particular Letter of Credit, (a) JPMorgan Chase Bank, N.A., (b) Bank of America, N.A., (c) Citizens Bank, N.A., (d) Truist Bank, and (e) any other Lender that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 10.03(b).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include each Existing Letter of Credit.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.05(b).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01C, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent. The aggregate amount of the Issuing Banks’ Letter of Credit Commitments as of the Effective Date is $20,000,000.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing). A covenant not to grant a Lien or a “negative pledge” shall not be determined a Lien for purposes of this Agreement.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection herewith by the Borrower or any Loan Party with or in favor of the Administrative Agent and/or the Lenders, including, without limitation, the Collateral Documents (if any), all collateral documents pursuant to Section 5.10(b), any promissory notes evidencing the Loans, the Guarantee Agreement, the Borrower Guarantee Agreement, any amendments, modifications or supplements thereto or waivers thereof, letter of credit applications and any agreements between the Borrower and an Issuing Bank regarding the issuance by such Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the Borrower and such Issuing Bank in connection thereunder and any other documents prepared in connection with the other Loan Documents, if any.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Master Agreement” has the meaning assigned to it in the definition of “Hedging Transaction”.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, results of operations, prospects, or financial condition, of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower or the Loan Parties taken as a whole to perform any of their respective obligations under the Loan Documents, (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document or (d) the legality, validity or enforceability of any of the Loan Documents.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Ultimate Parent (other than the Borrower) that is a Restricted Subsidiary that has not already become a Subsidiary Loan Party that (i) at any time (A) accounted for 5% of Consolidated EBITDA for any period of four Fiscal Quarters ended or (B) holds assets in an amount equal to or greater than 5% of the aggregate fair market value (as reasonably determined by the Borrower) of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recent Fiscal Quarter, or (ii) when taken together with other Domestic Subsidiaries that are Restricted Subsidiaries that are not already Subsidiary Loan Parties, (x) accounted for 10% of Consolidated EBITDA for any period of four Fiscal Quarters ended or (y) holds assets in an amount equal to or greater than 10% of the aggregate fair market value (as reasonably determined by the Borrower) of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recent Fiscal Quarter. Upon the acquisition of a new Domestic Subsidiary or the merger or consolidation of any Person with or into an existing Domestic Subsidiary (or the acquisition of other assets by an existing Domestic Subsidiary), in each case, that is a Restricted Subsidiary, the qualification of the affected Domestic Subsidiary as a “Material Subsidiary” pursuant to the foregoing requirements of this definition shall be determined on a Pro Forma Basis as if such Domestic Subsidiary had been acquired or such merger, consolidation or other acquisition had occurred, as applicable, at the beginning of the relevant period of four consecutive Fiscal Quarters.

“Material Indebtedness” means, as of any date of determination, Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and the Restricted Subsidiaries in an aggregate principal amount greater than an amount equal to two percent (2.0%) of the aggregate book value of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and the Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered; provided, that, Indebtedness of Aaron’s, LLC, Aaron’s Spinco, Inc. and their respective Subsidiaries shall not constitute “Material Indebtedness” so long as no Loan Party Guarantees or otherwise becomes obligated with respect to any such Indebtedness.

“Material Real Estate” means Real Estate with a fair market value (as reasonably determined by the Borrower in consultation with the Administrative Agent) in excess of $10,000,000.

“Material Subsidiary” means at any time any direct or indirect Restricted Subsidiary of the Ultimate Parent having: (a) assets in an amount equal to at least 5% of the aggregate book value of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recent Fiscal Quarter at such time; or (b) revenues or net income in an amount equal to at least 5% of the total revenues or net income of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent Fiscal Quarter at such time.

“Maturity Date” means, with respect to any Lender, the later of (a) November 24, 2025 and (b) if the maturity date is extended for such Lender pursuant to Section 2.20, such extended maturity date as determined pursuant to such Section; provided, however, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Incremental Facility Amount” means $300,000,000.

“Maximum Rate” has the meaning assigned to it in Section 10.14.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” means, collectively, the Real Estate subject to the Mortgages, including, but not limited to, any Real Estate for which a Mortgage is required to be delivered after the occurrence of the Trigger Event pursuant to Section 5.13.

“Mortgages” means, collectively, each mortgage, deed of trust, trust deed, security deed, debenture, deed of immovable hypothec, deed to secure debt or other real estate security documents delivered by any Loan Party to the Administrative Agent from time to time, all in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents received by the Ultimate Parent or any Domestic Subsidiary that is a Restricted Subsidiary in respect of any (a) sale or disposition by the Ultimate Parent or any of its Restricted Subsidiaries of any of its assets, (b) any casualty insurance policies or eminent domain, condemnation or similar proceedings or (c) any issuance of Indebtedness not permitted under Section 7.01, in each case net of direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof and, in the case of any sale or disposition or casualty, eminent domain, condemnation or similar proceeding, the amount necessary to retire any Indebtedness secured by a Lien permitted under this Agreement (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Ultimate Parent or any Domestic Subsidiary that is a Restricted Subsidiary in connection with any sale or disposition by the Ultimate Parent or any of its Restricted Subsidiaries of any of its assets, any casualty insurance policies or eminent domain, condemnation or similar proceedings or any issuance of Indebtedness not permitted under Section 7.01.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, collectively, (a) all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding, (b) all Hedging Obligations owed by any Loan Party or any Restricted Subsidiary to any Lender or Affiliate of any Lender and (c) all Treasury Management Obligations between any Loan Party or any Restricted Subsidiary and any Lender or Affiliate of any Lender, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, that, “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations of such Guarantor. Without limiting the foregoing, the Obligations include (x) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (y) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Off-Balance Sheet Liabilities” of any Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, other than indemnity obligations for any breach of any representation or warranty which are customary in nonrecourse sales of such assets, (b) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (c) any liability of such Person under any so-called “synthetic” lease transaction or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 10.04(c).

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Patriot Act” has the meaning assigned to it in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition (whether foreign or domestic) so long as (a) immediately before and after giving effect to such Acquisition, no Default or Event of Default is in existence (except, in the case of an Acquisition subject to the Incremental Funds Certain Provision, in which case there is no Default or Event of Default immediately before or immediately after execution and delivery of the applicable Acquisition Agreement and there is no Specified Event of Default at the date the applicable Permitted Acquisition is consummated), (b) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, (c) to the extent such Acquisition is of a Person or Persons that are not organized in the United States and/or of all or substantially all of the assets of a Person located outside the United States and the aggregate EBITDA attributable to all Foreign Subsidiaries that are Restricted Subsidiaries for the most recently ended twelve month period (giving pro forma effect to such Acquisition; provided that, in the case of an Acquisition subject to the Incremental Funds Certain Provision, the date of determination for giving pro forma effect to such Acquisition to determine compliance with this clause (c) shall, at the option of the Borrower, be the date of execution of the applicable Acquisition Agreement, and such determination shall be made after giving effect to such Acquisition (and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof)); provided that such Acquisition must close within ninety days of the signing of the applicable Acquisition Agreement) exceeds 20% of Consolidated EBITDA for the most recently ended twelve month period, the Borrower complies with Sections 5.10(b) and 5.12 hereof and (d) immediately after giving effect to such Acquisition, the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries will not be engaged in any business other than (A) substantially the same business as presently conducted or such other businesses that are reasonably related thereto, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs), (B) any other businesses which are ancillary or complementary to, or reasonable extensions or expansions of, the business of the Ultimate Parent, the other

Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as conducted as of the Effective Date, as reasonably determined in good faith by the Borrower and (C) any businesses that are materially different from the business of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as conducted as of the Effective Date provided that any Investments made, funds expended or financial support provided by the Ultimate Parent, the other Holding Company Guarantors, the Borrower and/or its Restricted Subsidiaries in connection with such alternative lines of business shall not exceed $50,000,000 in the aggregate at any time outstanding. As used herein, Acquisitions will be considered related Acquisitions if the sellers under such Acquisitions are the same Person or any Affiliate thereof.

“Permitted Amendments” has the meaning assigned to it in Section 2.20.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Ultimate Parent and its Restricted Subsidiaries taken as a whole;

(g) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and

(h) Liens on insurance policies owned by the Borrower on the lives of its officers securing policy loans obtained from the insurers under such policies; provided that (A) the aggregate amount borrowed on each policy shall not exceed the loan value thereof, and (B) the Borrower shall not incur any liability to repay any such loan;

provided, that, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b) commercial paper having an A or better rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within one year from the date of acquisition thereof;

(c) certificates of deposit, bankers’ acceptances and time deposits maturing within one year of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(e) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, for purposes of calculating compliance with respect to any asset sale, casualty event, Permitted Acquisition, Restricted Payment or incurrence of Indebtedness, or any other transaction subject to calculation on a “Pro Forma Basis” as indicated herein (including without limitation, for purposes of determining compliance with the financial covenants in Article VI, and determining the Applicable Rate and Applicable Percentage) that such transaction shall be deemed to have occurred as of the first day of the period of four Fiscal Quarters most recently ended (the “Reference Period”) for which the Borrower has delivered financial statements pursuant to Section 5.01(a) or (b). For purposes of any such calculation in respect of any Permitted Acquisition, (a) income statement and cash flow statement items attributable to the Person or property subject to such Permitted Acquisition shall be included in Consolidated EBITDA for such Reference Period after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period; (b) any Indebtedness incurred or assumed by any Holding Company Guarantor, the Borrower or any Restricted Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; (c) capital expenditures attributable to the Person or property acquired shall be included beginning as of the first day of the applicable period; and (d) except as permitted pursuant to clauses (I), (J) and (K) of the definition of Consolidated EBITDA, no adjustments for unrealized synergies shall be included. For purposes of any such calculation in respect of (a) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (i) income statement and cash flow statement items (whether positive or negative) attributable to such Subsidiary shall be excluded to the extent relating to any period occurring prior to the date of such designation and (ii) Indebtedness of such Subsidiary shall be excluded and deemed to have been retired as of the first day of the Reference Period and (b) the designation of any Unrestricted Subsidiary as an Restricted Subsidiary, (i) income statement and cash flow statement items (whether positive or negative) attributable to such Subsidiary shall be included to the extent relating to any period prior to the date of such designation to the extent such items are not otherwise included in such income statement and cash flow statement items for the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries in accordance with any defined terms set forth in this Section 1.01.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.18.

“Real Estate” means all real property owned in fee by the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries.

“Real Estate Documents” means, collectively, Mortgages covering all Material Real Estate owned by the Loan Parties, duly executed by each applicable Loan Party, together with (A) title insurance policies, current as-built ALTA/ACSM Land Title surveys certified to the Administrative Agent, zoning letters, building permits and certificates of occupancy, in each case relating to such Real Estate and reasonably satisfactory in form and substance to the Administrative Agent, (B) (x) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each Loan Party, and (z) if any improved real property encumbered by any Mortgage is located in a special flood hazard area, a policy of flood insurance in minimum amounts required by applicable law and that is on terms reasonably satisfactory to the Administrative Agent, (C) evidence that counterparts of such Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on such Real Estate in favor of the Administrative Agent for the benefit of the holders of the Obligations (or in favor of such other trustee as may be required or desired under local law), (D) if requested by the Administrative Agent, an opinion of counsel in each state in which such Real Estate is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent, (E) a duly executed Environmental Indemnity with respect thereto, (F) Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-05, and applicable state requirements, on all of the owned Real Estate, dated no more than six months prior to the date on which the Trigger Event occurred (or date of the applicable Mortgage if provided post-closing) or later if accompanied by no change affidavits, prepared by environmental engineers satisfactory to the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, and such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Loan Party as the Administrative Agent shall have reasonably requested, in each case together with letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to the Administrative Agent, authorizing the Administrative Agent and the Lenders to rely on such reports, and the Administrative Agent shall be reasonably satisfied with the contents of all such environmental reports and (G) such other reports, documents, instruments and agreements as the Administrative Agent shall reasonably request, each in form and substance reasonably satisfactory to Administrative Agent.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Facility” has the meaning assigned to such term in Section 2.22(a).

“Refinancing Facility Amendment” has the meaning assigned to such term in Section 2.22(a).

“Refinancing Revolving Facility” means any Refinancing Facility that is a revolving facility.

“Refinancing Term Loan” means any Refinancing Facility that is a term loan.

“Register” has the meaning assigned to such term in Section 10.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Required Lenders” means, subject to Section 2.19, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 8.01 or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing at least 51% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 8.01, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 8.01 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing at least 51% of the sum of the Total Revolving Credit Exposure; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.19 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president, the chief executive officer, the chief operating officer, a Financial Officer, a vice president or other executive officer of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.

“Restricted Payment” has the meaning assigned to such term in Section 7.05.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. Unless otherwise indicated, all references to “Restricted Subsidiary” hereunder shall mean a Restricted Subsidiary of the Ultimate Parent. For the avoidance of doubt, each Holding Company Guarantor (other than the Ultimate Parent) and the Borrower shall be a Restricted Subsidiary of the Ultimate Parent for all purposes of the Loan Documents.

“Restructuring” shall mean the reorganization of the Ultimate Parent and its Affiliates pursuant to which Aaron’s Spinco, Inc. and its Subsidiaries will cease to be Subsidiaries of the Ultimate Parent pursuant to a spinoff and separation transaction as further disclosed to the Administrative Agent and the Lenders.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Security Agreement” means the security agreement in the form of Exhibit G.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Specified Asset” means that certain asset disclosed to the Administrative Agent and Lenders prior to the Effective Date.

“Specified Event of Default” means an Event of Default arising under Section 8.01(a), (b), (g) or (h).

“Specified Loan Party” shall mean each Loan Party that is, at the time on which the relevant Guarantee or grant of the relevant security interest under the Loan Documents by such Loan Party becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the “keepwell” provision in Section 24 of the Guarantee Agreement and Section 24 of the Borrower Guarantee Agreement.

“Specified Representations” means the representations of the Loan Parties contained in Sections 3.01, 3.02, 3.03(a), 3.03(b), 3.06 (insofar as it relates to the execution, delivery and performance of the Loan Documents), 3.07, 3.09, 3.15, 3.16 and 3.17.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Ultimate Parent.

“Subsidiary Loan Party” means any Subsidiary (other than a Foreign Subsidiary) that is party to the Guarantee Agreement (whether as original party thereto or by subsequent joinder thereto); provided that, each of the following Subsidiaries shall not be required to be a Subsidiary Loan Party (i) any Inactive Subsidiary, (ii) any Unrestricted Subsidiary, (iii) any not-for-profit Subsidiary, (iv) any Subsidiary that is not a Material Domestic Subsidiary, or (v) any Subsidiary which the Borrower and the Administrative Agent (acting in its sole discretion) reasonably determine or agree that the cost of obtaining a security interest therein exceeds, in the reasonable determination and agreement in writing of the Administrative Agent and the Borrower, the practical benefit to the Lenders afforded thereby.

“Supported QFC” has the meaning assigned to it in Section 10.18.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.19 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Rate” means, for any applicable period as agreed between the Borrower and the Swingline Lender, the lesser of (a) the rate as offered by the Swingline Lender and accepted by the Borrower and (b) the Alternate Base Rate. The Swingline Lender has no obligation to offer the rate described in clause (a), and the Borrower has no obligation to accept the rate described in clause (a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means any term loan made by a Lender to the Borrower pursuant to Section 2.21 or Section 2.22.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term SOFR.

“Termination Date” means the earlier of (a) December 31, 2020 and (b) the date on which the Borrower delivers written notice to the Administrative Agent that it has determined to abandon the Restructuring.

“Total Net Debt to EBITDA Ratio” means, at any date of determination, the ratio of (a) the sum of (i) Consolidated Total Debt as of such date minus (ii) Unrestricted Cash in an aggregate amount not to exceed at any time the aggregate amount of unrestricted cash of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries on deposit with, or otherwise held by, any Lenders or Affiliate thereof (including, for the avoidance of doubt, cash in accounts that are subject to an account control agreement in favor of the Administrative Agent) to (b) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on such date.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treasury Management Agreement” means any agreement between any Holding Company Guarantor, the Borrower or any Restricted Subsidiary and any Treasury Management Provider for the provision of cash management services, to the extent designated by the Borrower as a “Treasury Management Agreement” in writing to the Administrative Agent. The designation of any Treasury Management Agreement shall not create in favor of any Treasury Management Provider any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.

“Treasury Management Obligations” means all obligations owing to any Treasury Management Provider by any Holding Company Guarantor, the Borrower or any Restricted Subsidiary under any Treasury Management Agreement.

“Treasury Management Provider” means any Person that is a Lender, Administrative Agent or an Affiliate of a Lender or Administrative Agent at the time it enters into a Treasury Management Agreement, in its capacity as a party thereto and that is designated a “Treasury Management Provider” with respect to such Treasury Management Agreement in a writing from the Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender or Administrative Agent) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to the Administrative Agent (a) appointing the Administrative Agent as its agent under the applicable Loan Documents and (b) agreeing to be bound by Sections 10.03, 10.09 and 10.10 and Article IX as if such Treasury Management Provider were a Lender. Treasury Management Provider shall also include any other financial institution designated in writing by the Borrower to the Administrative Agent to the extent that such other financial institution is designated a “Treasury Management Provider” with respect to its Treasury Management Agreement by the Borrower and delivers to the Administrative Agent the letter agreement described in the preceding sentence. The designation of any Treasury Management Provider shall not create in favor of such Treasury Management Provider any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.

“Trigger Event” means that the Total Net Debt to EBITDA Ratio for the period of four Fiscal Quarters most recently ended, as calculated in the most recently delivered certificate of a Financial Officer pursuant to Section 5.01(c), exceeds 1.25 to 1.0.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultimate Parent” means Aaron’s Holdings Company, Inc., a Georgia corporation.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Cash” means, as of any date of determination, the aggregate amount (without duplication) of cash and Cash Equivalents of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries to the extent the same would be reflected on a consolidated balance sheet of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries if the same were prepared as of such date; provided, that, “Unrestricted Cash” of Foreign Subsidiaries shall be net of repatriation costs.

“Unrestricted Subsidiary” means each Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.14.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.18.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Restricted Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.05. Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.13(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.13(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.06. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower, in dollars, from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the Total Revolving Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Swingline Lender agrees to make Swingline Loans to the Borrower, in dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by the Swingline Lender exceeding the Swingline Lender’s Commitment, (ii) any Lender’s Revolving Credit Exposure exceeding its Commitment, or (iii) the sum of the Total Revolving Credit Exposure exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make the requested Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s

Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this clause (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this clause (c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this clause (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this clause (c) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this clause (c) shall not relieve the Borrower of any default in the payment thereof.

(d) The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.12(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.04(d) above.

SECTION 2.05. Letters of Credit.

(a) General. During the Availability Period and subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit denominated in dollars as the applicant thereof for the support of its or its Restricted Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Availability Period.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent

(reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments, (iii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iv) the sum of the Total Revolving Credit Exposure shall not exceed the total Commitments. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this clause (e), the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Lenders have made payments pursuant to this clause (e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in clause (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section 2.05, then Section 2.12(d) shall apply. Interest accrued pursuant to this clause (h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section 2.05 to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.

(i) Replacement and Resignation of an Issuing Bank.

(i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.05(i)(i) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50.0% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this clause (j), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.01(g) or (h). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or clause (c) of this Section 2.05, if any LC Exposure remain outstanding after the expiration date specified in said clause (c), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50.0% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Letters of Credit Issued for Account of Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections.

(a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07 . The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, (A) any Lender’s Revolving Credit Exposure would exceed its Commitment or (B) the sum of the Total Revolving Credit Exposure would exceed the total Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under clause (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form.

SECTION 2.10. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with clause (b) of this Section 2.10.

(b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lenders) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any break funding payments required by Section 2.15.

(c) If at any time the Revolving Credit Exposure of all Lenders exceeds the aggregate Commitments at such time, as reduced pursuant to Section 2.08 or otherwise, by no later than the following Business Day, the Borrower shall repay Swingline Loans and Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.15. Each such prepayment shall be applied ratably first to the Swingline Loans to the full extent thereof, then to the Revolving ABR Loans to the full extent thereof, and finally to Revolving Adjusted LIBO Rate Loans to the full extent thereof. If after giving effect to prepayment of all Swingline Loans and Revolving Loans, the Revolving Credit Exposure of all Lenders exceeds the aggregate Commitments at such time, the Borrower shall cash collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.

SECTION 2.11. Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the unused Commitment of such Lender during the period from and including the Funding Availability Date to but excluding the date on which such Commitment terminates. For purposes of computing commitment fees with respect to the Commitments, the Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender. Commitments fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 0.125% per annum on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this clause (b) shall be payable within ten days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each Swingline Loan shall bear interest at the Swingline Rate in effect from time to time plus the Applicable Rate.

(d) If an Event of Default has occurred and is continuing, at the option of the Required Lenders, or automatically in the case of an Event of Default under Sections 8.1(a), the Borrower shall pay interest (i) with respect to all Adjusted LIBO Rate Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, (ii) with respect to all Swingline Loans at the Swingline Rate plus an additional 2% per annum, and (iii) with respect to all ABR Loans and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans plus an additional 2% per annum.

(e) (i) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.13, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause (c), if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

SECTION 2.14. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank;

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

SECTION 2.16. Withholding of Taxes; Gross-Up.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to Issuing Banks or Swingline Lenders as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements, Term Loans or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements, Term Loans and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements, Term Loans and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements, Term Loans and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements, Term Loans or Swingline Loans to any assignee or participant, other than to any Holding Company Guarantor, the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this clause (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.10(b)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 50% for this purpose) has been obtained), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks and Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this clause (b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11;

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section 2.19; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.19; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.19 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11 with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, no Swingline Lenders shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(d), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(d)(i) (and such Defaulting Lender shall not participate therein).

(f) If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Banks, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Swingline Lender or Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(g) In the event that each of the Administrative Agent, the Borrower, each Swingline Lender and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.20. Extension of Maturity Date. The Borrower may from time to time, subject to the consent of the Administrative Agent, make one or more offers to all the Lenders holding a Commitment or to all of the Lenders holding a Term Loan to make one or more amendments or modifications to (a) allow the maturity and scheduled amortization (if any) of such Loans and Commitments of the accepting Lenders to be extended and (b) increase or decrease the Applicable Rate, Applicable Percentage, and/or fees payable with respect to such Loans and Commitments (if any) of the accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent. Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the applicable offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made. Each Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent such written agreements as the Administrative Agent shall reasonably require to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, and the Loan Parties shall also deliver such certified resolutions, legal opinions and other documents as requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of any Permitted Amendment. Each of the parties hereto hereby agrees that (x) upon the effectiveness of any Permitted Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendments evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made and (y) any applicable Lender who is not an Accepting Lender may be replaced by the Borrower in accordance with Section 2.18.

SECTION 2.21. Increase of Commitments; Additional Lenders

(a) From time to time after the Funding Availability Date but before the termination of this Agreement and in accordance with this Section 2.21, the Borrower may from time to time, upon at least five Business Days’ prior written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), propose to increase the aggregate Commitments (each such increase, an “Incremental Revolving Commitment”) or to establish one or more term loans (each, an “Incremental Term Loan”); provided, that:

(i) the aggregate amount of all Incremental Revolving Commitments plus the aggregate initial principal amount all Incremental Term Loans shall not exceed the Maximum Incremental Facility Amount during the term of this Agreement;

(ii) any Incremental Revolving Commitment or establishment of an Incremental Term Loan shall be in a minimum principal amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof;

(iii) no Default or Event of Default shall exist and be continuing at the time of the establishment of any Incremental Revolving Commitment or Incremental Term Loan;

(iv) the conditions set forth in Section 4.03 shall be satisfied as of the date of the establishment of any Incremental Revolving Commitment or Incremental Term Loan;

(v) the Borrower shall have provided to the Administrative Agent a certificate of a Financial Officer, in form and detail reasonably acceptable to the Administrative Agent, demonstrating compliance with the financial covenants in Article VI after giving effect to such Incremental Revolving Commitment or Incremental Term Loan on a Pro Forma Basis (assuming for purposes hereof, that the aggregate Commitments (including any Incremental Revolving Commitments) are fully drawn and funded); provided, that, in the case of an Incremental Term

Loan subject to the Incremental Funds Certain Provision, such compliance will be determined at the option of the Borrower either (A) at the time of funding of such Incremental Term Loan, or (B) at the time the applicable Acquisition Agreement is entered into (but not more than ninety (90) days prior to the consummation of such Permitted Acquisition or such later date as Administrative Agent may agree in writing);

(vi) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Loan Parties and opinions of counsel to the Loan Parties) it may reasonably request relating to such Incremental Revolving Commitments or such establishment of such Incremental Term Loan, all in form and substance reasonably satisfactory to the Administrative Agent;

(vii) (A) the Applicable Rate of each Incremental Term Loan shall be as set forth in the definitive documentation therefor; provided that if the Initial Yield applicable to any such Incremental Term Loans exceeds the sum of the Applicable Rate then in effect for Eurodollar Term Loans plus one fourth of the Up-Front Fees paid in respect of any then existing Term Loans (the “Existing Yield”), then the Applicable Rate of any then existing Term Loans shall increase by an amount equal to the difference between the Initial Yield and the Existing Yield, and (B) any Incremental Term Loans made pursuant to this Section 2.21 shall have a maturity date no earlier than the latest Maturity Date and shall have a Weighted Average Life to Maturity no shorter than any other then-existing Incremental Term Loan;

(viii) any Incremental Revolving Commitments under this Section 2.21 shall have terms identical to those for the Commitments under this Agreement, other than with respect to the payment of Up-Front Fees;

(ix) no Lender shall have any obligation to provide any Incremental Revolving Commitment or any Incremental Term Loan, and any decision by a Lender to provide any Incremental Revolving Commitment or any Incremental Term Loan shall be made in its sole discretion independently from any other Lender;

(x) the Borrower may designate a bank or other financial institution that is not already a Lender to provide all or any portion of any Incremental Revolving Commitments or an Incremental Term Loan, so long as (i) such Person (an “Additional Lender”) becomes a party to this Agreement pursuant to a lender joinder agreement or other document in form and substance satisfactory to the Administrative Agent that has been executed by the Borrower and such Additional Lender, (ii) any such Person proposed by the Borrower to become an Additional Lender must be reasonably acceptable to the Administrative Agent and, if such Additional Lender is to provide a Commitment, each of the Issuing Banks and the Swingline Lender;

(xi) any Incremental Revolving Commitments or establishment of an Incremental Term Loan shall be pursuant to an agreement in writing entered into by the Loan Parties, the Administrative Agent and each Person (including any existing Lender) that agrees to provide a portion of such Incremental Revolving Commitments or Incremental Term Loan, as applicable (each an “Incremental Facility Amendment”), and upon the effectiveness of such Incremental Facility Amendment pursuant to the terms thereof, the Commitments, as applicable, shall automatically be increased by the amount of the Commitments added through such Incremental Facility Amendment and Schedule 1.01A shall automatically be deemed amended to reflect the Commitments of all Lenders after giving effect to the addition of such Commitments;

(xii) with respect to any Incremental Revolving Commitments, (i) if any Revolving Loans are outstanding upon giving effect to any Incremental Revolving Commitments, the Borrower shall, if applicable, prepay one or more existing Revolving Loans (such prepayment to be subject to Section 2.15) in an amount necessary such that after giving effect to such Incremental Revolving Commitments, each Lender will hold its Applicable Percentage of outstanding Revolving Loans and (ii) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted automatically such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in proportion to their respective Commitments;

(xiii) the Borrower shall pay any applicable upfront or arrangement fees in connection with such Incremental Revolving Commitments or Incremental Term Loan;

(xiv) subject to the limitations set forth in Section 2.21(a)(vii), the amortization or other repayment requirements, the pricing and the use of proceeds applicable to any such Incremental Term Loan shall in each case be set forth in the definitive documentation with respect to such Incremental Term Loan;

(xv) any such Incremental Revolving Commitment or Incremental Term Loan shall (A) rank pari passu in right of payment as the other Loans and Commitments, (B) not be guaranteed by any Person that is not a Guarantor, and (C) if the Trigger Event has not occurred, shall be unsecured and, if the Trigger Event has occurred, shall be secured by the Collateral on a pari passu basis with the existing Obligations;

(xvi) all other terms and conditions with respect to any such Incremental Revolving Commitments shall be reasonably satisfactory to the Administrative Agent, the Issuing Banks and the Swingline Lender; and

(xvii) all other terms and conditions with respect to any such Incremental Term Loan shall be set forth in the applicable Incremental Facility Amendment and be reasonably satisfactory to the Lenders providing such Incremental Term Loan.

(b) Upon the effectiveness of any such Incremental Revolving Commitment or any Incremental Term Loan, the Commitments and Applicable Percentage of each Lender will be adjusted to give effect to the Incremental Revolving Commitments and/or the Incremental Term Loans, as applicable, and Schedule 1.01A shall automatically be deemed amended accordingly.

(c) Notwithstanding anything to the contrary in this Section 2.21, if the proceeds of any Incremental Term Loan are being used to finance a Permitted Acquisition made pursuant to an acquisition agreement, binding on any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries, entered into in advance of the consummation thereof that does not provide for a “financing out” (an “Acquisition Agreement”), and the Borrower has obtained on or prior to the closing thereof binding commitments of Lenders and/or Additional Lenders to fund such Incremental Term Loan, then the conditions to the funding and incurrence of any such Incremental Term Loan may, at the option of the Borrower, be limited as follows: (A) the condition set forth in Section 4.03(a) shall apply only with respect to Specified Representations, (B) all representations and warranties of each Loan Party (excluding for the avoidance of doubt any target entities or subsidiaries thereof to be acquired in connection with any Permitted Acquisition) set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) at the date the applicable Acquisition Agreement is executed and delivered; provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date; (C) the representations and warranties in the Acquisition Agreement made by or with respect to the Person or assets subject to the Permitted Acquisition that are material to the interests of the Lenders shall be true and correct in all material respects, but only to the extent that any Holding Company Guarantor, the Borrower and/or any of its Restricted Subsidiaries, as applicable, has the right to terminate its or their obligations under the Acquisition Agreement or not consummate such Permitted Acquisition as a result of a breach of such representations in such Acquisition Agreement and (D) the reference to “no Default or Event of Default” in Section 4.03(b) shall mean (1) the absence of a Default or Event of Default at the date the applicable Acquisition Agreement is executed and delivered and (2) the absence of a Specified Event of Default at the date the applicable Permitted Acquisition is consummated. For purposes of clarity, the establishment of Incremental Revolving Commitments shall not be subject at any time to the Incremental Funds Certain Provision. Nothing in the foregoing constitutes a waiver of any Default or Event of Default under this Agreement or of any rights or remedies of Lenders and the Administrative Agent under any provision of the Loan Documents. The provisions of this clause (c) are collectively referred to in this Agreement as the “Incremental Funds Certain Provision”.

(d) For purposes of determining compliance on a Pro Forma Basis with the financial covenants in Article VI or other ratio requirement under this Agreement, or whether a Default or Event of Default has occurred and is continuing, in each case in connection with the consummation of an Acquisition using proceeds from an Incremental Term Loan that qualifies to be subject to the Incremental Funds Certain Provision, the date of determination shall, at the option of the Borrower, be (A) the date of funding of such Incremental Term Loan, or (B) the date of execution of such Acquisition Agreement, and such determination shall be made after giving effect to such Acquisition (and the other transactions to be entered into in connection therewith, including any incurrence of Indebtedness and the use of proceeds thereof) on a Pro Forma Basis, and, for the avoidance of doubt, if such financial covenants or other ratio requirement is subsequently breached as a result of fluctuations in the ratio that is subject of such financial covenants or other ratio requirement (including due to fluctuations in Consolidated EBITDA of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries on a consolidated basis or the EBITDA (calculated in a manner consistent with the calculation of Consolidated EBITDA) of the acquired Person or assets), at or prior to the consummation of such Acquisition (and the other transactions to be entered into in connection therewith), such financial covenants or other ratio requirement will not be deemed to have been breached as a result of such fluctuations solely for the purpose of determining whether such Acquisition (and the other transactions to be entered into in connection therewith) constitutes a Permitted Acquisition; provided; that (x) if the Borrower elects to have such determination occur at the time of entry into the applicable Acquisition Agreement (and not at the time of consummation of the Acquisition), (I) the Incremental Term Loan to be incurred shall be deemed incurred at the time of such election (unless the applicable Acquisition Agreement is terminated without actually consummating the applicable Permitted Acquisition, in which case such Acquisition and related Incremental Term Loan will not be treated as having occurred) and outstanding thereafter for purposes of calculating compliance, on a Pro Forma Basis, with any applicable financial covenants or other ratio requirement in this Agreement (even if unrelated to determining whether such Acquisition is a Permitted Acquisition) and (II) such Permitted Acquisition must close within ninety days (or such later date as Administrative Agent may agree in writing) of the signing of the applicable Acquisition Agreement and (y) EBITDA (calculated in a manner consistent with the calculation of Consolidated EBITDA) of the acquired business shall be disregarded for all purposes under this Agreement other than determining whether such Acquisition is a Permitted Acquisition until the consummation of such Permitted Acquisition.

(e) For purposes of this Section 2.21, the following terms shall have the meanings specified below:

(i) “Initial Yield” shall mean, with respect to Incremental Term Loans or Incremental Revolving Commitments, the amount (as determined by the Administrative Agent) equal to the sum of (A) the margin above the Adjusted LIBO Rate on such Incremental Term Loans or such Incremental Revolving Commitment, as applicable (including as margin the effect of any “LIBOR floor” applicable on the date of the calculation), plus (B) (x) the amount of any Up-Front Fees on such Incremental Term Loans or such Incremental Revolving Commitments, as applicable (including any fee or discount received by the Lenders in connection with the initial extension thereof), divided by (y) the lesser of (1) the Weighted Average Life to Maturity of such Incremental Term Loans or such Incremental Revolving Commitments, as applicable, and (2) four.

(ii) “Up-Front Fees” shall mean the amount of any fees or discounts received by the Lenders in connection with the making of Loans or extensions of credit, expressed as a percentage of such Loan or extension of credit. For the avoidance of doubt, “Up-Front Fees” shall not include any arrangement fee paid to any Arranger.

(iii) “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 2.22. Refinancing Facilities.

(a) The Borrower may from time to time, add one or more tranches of term loans or revolving credit facilities to this Agreement (each a “Refinancing Facility”) pursuant to an agreement in writing entered into by the Loan Parties, the Administrative Agent and each Person (including any existing Lender) that agrees to provide a portion of such Refinancing Facility (each a “Refinancing Facility Amendment”) pursuant to procedures reasonably specified by the Administrative Agent to refinance all or any portion of any outstanding Term Loan or any Revolving Loan then in effect; provided, that:

(i) such Refinancing Facility shall not have a principal or commitment amount (or accreted value) greater than the Loans and, in the case of a revolving facility, the Revolving Loans and any undrawn available commitments in respect of such revolving facility being refinanced (plus accrued interest, fees, discounts, premiums and reasonable expenses);

(ii) no Default or Event of Default shall exist on the effective date of such Refinancing Facility or would exist after giving effect to such Refinancing Facility;

(iii) no existing Lender shall be under any obligation to provide a commitment to such Refinancing Facility and any such decision whether to provide a commitment to such Refinancing Facility shall be in such Lender’s sole and absolute discretion;

(iv) such Refinancing Facility shall be in an aggregate principal amount of at least $25,000,000 and each commitment of a Lender to such Refinancing Facility shall be in a minimum principal amount of at least $5,000,000, in the case of a Refinancing Revolving Facility and at least $1,000,000 in the case of a Refinancing Term Loan (or, in each case, such lesser amounts as the Administrative Agent and the Borrower may agree);

(v) each Person providing a commitment to such Refinancing Facility shall meet the requirements in Section 10.04(b);

(vi) the Borrower shall deliver to the Administrative Agent:

(A) a certificate of each Loan Party dated as of the date of such Refinancing Facility signed by a Responsible Officer of such Loan Party (1) attaching evidence of appropriate corporate authorization on the part of such Loan Party with respect to such Refinancing Facility as the Administrative Agent may reasonably request and (2) in the case of the Borrower, certifying that, before and after giving effect to such Refinancing Facility, (I) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date, and (II) no Default or Event of Default shall exist;

(B) such amendments to the other Loan Documents as the Administrative Agent may reasonably request to reflect such Refinancing Facility;

(C) customary opinions of legal counsel to the Loan Parties as the Administrative Agent may reasonably request, addressed to the Administrative Agent and each Lender (including each Person providing any commitment under any Refinancing Facility), dated as of the effective date of such Refinancing Facility;

(D) to the extent requested by any Lender (including each Person providing any commitment under any Refinancing Facility), executed promissory notes evidencing such Refinancing Facility, issued by the Borrower in accordance with Section 2.09(e); and

(E) any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

(vii) the Administrative Agent shall have received documentation from each Person providing a commitment to such Refinancing Facility evidencing such Person’s commitment and such Person’s obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent;

(viii) such Refinancing Facility (A) shall rank pari passu in right of payment as the other Loans and Commitments; (B) shall not be guaranteed by any Person that is not a Guarantor; and (C) if the Trigger Event has not occurred, shall be unsecured and, if the Trigger Event has occurred, shall be secured on a pari passu basis;

(ix) such Refinancing Facility shall have such interest rates, interest rate margins, fees, discounts, prepayment premiums, amortization and a final maturity date as agreed by the Loan Parties and the Lenders providing such Refinancing Facility; provided that (A) to the extent refinancing a Revolving Loan and constituting a Refinancing Revolving Facility, such Refinancing Facility shall have a termination date no earlier than the Maturity Date and (B) to the extent refinancing a Term Loan or constituting term loan facilities, such Refinancing Term Loan shall have a maturity date no earlier than the latest then existing Maturity Date, and will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of, the Term Loan being refinanced;

(x) if such Refinancing Facility is a Refinancing Revolving Facility then (A) such Refinancing Facility shall have ratable voting rights as the other Revolving Loans (or otherwise provide for more favorable voting rights for the then outstanding Revolving Loans) and (B) such Refinancing Facility may provide for the issuance of Letters of Credit for the account of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries on terms substantially equivalent to the terms applicable to Letters of Credit under the existing revolving credit facilities or the making of swing line loans to the Borrower on terms substantially equivalent to the terms applicable to Swingline Loans under the existing revolving credit facilities;

(xi) each Borrowing of Revolving Loans and participations in Letters of Credit pursuant to Section 2.05 shall be allocated pro rata among the Revolving Loans;

(xii) subject to Section 2.22(a)(ix) above, such Refinancing Facility will have terms and conditions that are substantially identical to, or less favorable, when taken as a whole (as determined by the Borrower in its reasonable judgment), to the Lenders providing such Refinancing Facility than, the terms and conditions of the Revolving Loan or Term Loan being refinanced; provided, however, that such Refinancing Facility may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower and the Lenders thereof and applicable only during periods after the then latest Maturity Date in effect; and

(xiii) substantially concurrent with the incurrence of such Refinancing Facility the Borrower shall apply the Net Cash Proceeds of such Refinancing Facility to the prepayment of outstanding Loans being so refinanced (and, in the case of a Refinancing Facility that refinances a Revolving Loan, the Borrower shall permanently reduce the amount of the commitments to the Revolving Loan being refinanced by the amount of the Net Cash Proceeds of such Refinancing Facility (other than Net Cash Proceeds applied to pay accrued interest, fees, discounts and premiums)).

(b) The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, such Refinancing Facility Amendments to the extent (and only to the extent) the Administrative Agent deems necessary in order to establish Refinancing Facilities on terms consistent with and/or to effect the provisions of this Section 2.22. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Amendment. In addition, if so provided in the Refinancing Facility Amendment for a Refinancing Revolving Facility and with the consent of each Issuing Bank, participation in Letters of Credit under the existing revolving credit facilities shall be reallocated from Lenders holding revolving commitments under the existing revolving credit facilities which are being refinanced to Lenders holding revolving commitments under such Refinancing Revolving Facility in accordance with the terms of such Refinancing Facility Amendment.

ARTICLE III

Representations and Warranties

The Ultimate Parent, each other Holding Company Guarantor and the Borrower represents and warrants to the Lenders that:

SECTION 3.01. Existence; Power. Each Holding Company Guarantor, the Borrower and each of its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, partner, member or stockholder, action. This Agreement has been duly executed and delivered by the Ultimate Parent, each other Holding Company Guarantor and the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Ultimate Parent, each other Holding Company Guarantor, the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 3.03. Governmental Approvals; No Conflicts. The execution, delivery and performance by the Ultimate Parent, each other Holding Company Guarantor and the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Ultimate Parent, such Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries or any judgment or order of any Governmental Authority binding on the Ultimate Parent, any other Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Ultimate Parent, any other Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Ultimate Parent, any other Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Guarantor, the Borrower or any of its Restricted Subsidiaries, except Liens (if any) created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) The Borrower has furnished to each Lender the audited consolidated balance sheet of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as of December 31, 2019, and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended prepared by Ernst & Young. Such financial statements fairly present the consolidated financial condition of the Ultimate Parent and its Restricted Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied.

(b) Since December 31, 2019, there have been no changes with respect to the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

SECTION 3.05. Litigation and Environmental Matters.

(a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b) Except as could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, none of any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries (i) has failed to comply in any material respect with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (ii) has become subject to any Environmental Liability. None of any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries (x) has received notice of any claim with respect to any Environmental Liability or (y) knows of any basis for any Environmental Liability that, in each case, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06. Compliance with Laws and Agreements. Each Holding Company Guarantor, the Borrower and each Restricted Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07. Investment Company Status. None of any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

SECTION 3.08. Taxes. Each Holding Company Guarantor, the Borrower and its Restricted Subsidiaries and each other Person for whose taxes any Holding Company Guarantor, the Borrower or any Restricted Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) to the extent the failure to do so would not have a Material Adverse Effect or (b) where the same are currently being contested in good faith by appropriate proceedings and for which such Holding Company Guarantor, the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of each Holding Company Guarantor, the Borrower and its Restricted Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

SECTION 3.09. Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of the Regulation T, U or X. None of any Holding Company Guarantor, the Borrower or its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11. Ownership of Property.

(a) Each Holding Company Guarantor, the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

(b) Each Holding Company Guarantor, the Borrower and its Restricted Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

SECTION 3.12. Disclosure.

(a) The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including without limitation all reports that the Borrower or any Holding Company Guarantor is required to file with the Securities and Exchange Commission), financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Holding Company Guarantor to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, each Holding Company Guarantor and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b) As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

SECTION 3.13. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against any Holding Company Guarantor, the Borrower or any of its Restricted

Subsidiaries, or to the Borrower’s knowledge, threatened against any of them before any Governmental Authority. All payments due from any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of such Holding Company Guarantor, the Borrower or any such Restricted Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.14. Subsidiaries. Schedule 3.14 sets forth the name of, the ownership interest of the Ultimate Parent in, the jurisdiction of incorporation of, and the type of, each Subsidiary and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date.

SECTION 3.15. Solvency. After giving effect to the execution and delivery of the Loan Documents (including the provisions of Sections 8, 9 and 23 of the Guarantee Agreement and Sections 8, 9 and 23 of the Borrower Guarantee Agreement) and the making of the Loans under this Agreement, (a) the Borrower is Solvent on the Effective Date and (b) the Loan Parties on a consolidated basis are Solvent.

SECTION 3.16. Anti-Corruption Laws and Sanctions. The Borrower and each Holding Company Guarantor have implemented and maintain in effect policies and procedures designed to ensure compliance in all material respects by each Holding Company Guarantor, the Borrower its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Holding Company Guarantor, the Borrower its Subsidiaries and their respective officers (in such capacity), employees (in such capacity) and, to the knowledge of any Holding Company Guarantor or the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) any Holding Company Guarantor, the Borrower any Subsidiary or any of their respective officers (in such capacity) or employees (in such capacity), or (b) to the knowledge of any Holding Company Guarantor or the Borrower, any director or agent of any Holding Company Guarantor or any Subsidiary is a Sanctioned Person. No Borrowing or Letter of Credit, used by the Borrower, any Holding Company Guarantor or any Subsidiary of the proceeds thereof or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.17. No Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.18. Inactive Subsidiaries. The Inactive Subsidiaries do not (a) have assets with an aggregate book value in excess of $1,000,000, (b) have revenue in excess of $1,000,000 in the aggregate and (c) conduct any business activities.

SECTION 3.19. Collateral Representations. After the execution and delivery of the Collateral Documents following the occurrence of the Trigger Event in accordance with Section 5.12:

(a) The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the holders of the Obligations, a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.02) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the occurrence of the Trigger Event and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

(b) No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except to the extent that the applicable Loan Party maintains flood insurance with respect to such improved real property in compliance with the requirements of Section 3.19(c).

(c) Each Loan Party maintains, if available, fully paid flood hazard insurance on all improved real property encumbered by any Mortgage and located in a special flood hazard area, with such deductibles as are commercially acceptable for Persons of established reputation engaged in similar business as the Loan Parties and on such terms and in such amounts as required by Flood Insurance Laws or as otherwise reasonably required by the Administrative Agent.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 10.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(b) The Administrative Agent shall have received (A) a duly executed Guarantee Agreement by each Holding Company Guarantor and the Domestic Subsidiaries identified as Guarantors on Schedule 3.14 and (B) a duly executed Borrower Guarantee Agreement (with respect to the Hedging Obligations and Treasury Management Obligations of each Holding Company Guarantor and the Restricted Subsidiaries of the Borrower).

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of King & Spalding LLP, counsel for the Borrower, covering such matters relating to the Loan Parties, this Agreement and the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) The Administrative Agent shall have received the Form 10 (including the information statement and other exhibits contemplated thereby, in each case, in the form and to the extent so filed) in the form most recently filed (whether or not publicly) with the U.S. Securities and Exchange Commission prior to the Effective Date.

(f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (a), (b) and (c) of Section 4.03.

(g) (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot

Act, to the extent requested in writing of the Borrower at least ten days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(i) The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the conditions set forth in this Section 4.01 and in Section 4.02 are satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on the Termination Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Funding Availability Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Effective Date shall have occurred.

(b) The Termination Date shall not have occurred.

(c) The Restructuring shall have occurred (or substantially concurrently with the Funding Availability Date, will occur).

(d) The execution and delivery of, if requested by any Lender, a promissory note for such Lender.

(e) The Administrative Agent shall have received (i) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Funding Availability Date) of King & Spalding LLP, counsel for the Borrower, covering such matters relating to the Loan Parties, this Agreement and the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion. and (ii) a customary certificate certifying that the authorizing resolutions, organizational documents and specimen signatures, in each case delivered on the Funding Availability Date, have not been amended or superseded (or if any of the same have been amended or superseded, attaching such amended or superseded resolutions, organizational documents or specimen signatures, as applicable, thereto).

(f) All obligations (other than contingent obligations for which no claim has been made) under the Existing Credit Agreement shall have been repaid in full (or substantially concurrently with the Funding Availability Date, will be repaid in full), and the Existing Credit Agreement shall have been terminated.

(g) The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower in a form to be agreed certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the transactions to occur on the Funding Availability Date, are Solvent.

(h) All fees and expenses payable to the Arrangers and the Lenders on or before the Funding Availability Date shall have been paid.

SECTION 4.03. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable; provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c) Since the date of the audited financial statements of the Borrower described in Section 3.04, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

(d) The Borrower shall have delivered the required Borrowing Request or written notice requesting the issuance of a Letter of Credit as required under Section 2.04, as applicable

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a), (b) and (c) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each of the Ultimate Parent, each other Holding Company Guarantor and the Borrower covenant and agree with the Lenders that:

SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender, including their Public-Siders:

(a) as soon as available and in any event within ninety days after the end of each Fiscal Year, a copy of the annual audited report for such Fiscal Year for the Ultimate Parent, the Borrower and its Restricted Subsidiaries, containing a consolidated balance sheet of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ernst & Young or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Ultimate Parent and its Restricted Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. It is understood and agreed that the requirements of this Section 5.01(a) (x) shall be satisfied by delivery of the applicable annual report on Form 10-K of the Ultimate Parent to the Securities and Exchange Commission if delivered within the applicable time period noted herein and is available to the Lenders on EDGAR and (y) are effective as of the Effective Date;

(b) as soon as available and in any event within forty-five days after the end of each Fiscal Quarter of each Fiscal Year (other than the last Fiscal Quarter), an unaudited consolidated balance sheet of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified by the chief financial officer, treasurer or controller of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Ultimate Parent and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes. It is understood and agreed that the requirements of this Section 5.01(b) (x) shall be satisfied by delivery of the applicable quarterly report on Form 10-Q of the Ultimate Parent to the Securities and Exchange Commission if delivered within the applicable time period noted herein and is available to the Lenders on EDGAR and (y) are effective as of the Effective Date;

(c) concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b) above, a certificate of a Financial Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with the delivery of the financial statements referred to in Section 5.01(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of the Securities and Exchange Commission, or with any national securities exchange, or distributed by the Ultimate Parent to its shareholders generally, as the case may be, it being agreed that the requirements of this Section 5.01(e) may be satisfied by the delivery of the applicable reports, statements or other materials to the Securities and Exchange Commission to the extent that such reports, statements or other materials are available to the Lenders on EDGAR;

(f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of any Holding Company Guarantor, the Borrower or any Restricted Subsidiary as the Administrative Agent or any Lender may reasonably request;

(g) as soon as available and in any event within sixty days after the end of each Fiscal Year, a forecasted income statement, balance sheet, and statement of cash flows for the following Fiscal Year, in each case, on a quarter by quarter basis for such forecasted Fiscal Year information; and

(h) concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), for any period in which there exist any Unrestricted Subsidiaries, unaudited consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements delivered pursuant to Section 5.01(a) and (b), all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent). The Administrative Agent shall have no obligation to maintain paper copies of the documents referred to above and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting any Holding Company Guarantor, the Borrower or any Restricted Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any event or any other development by which any Holding Company Guarantor, the Borrower or any of its Restricted Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability in excess of $10,000,000, (iii) receives notice of any claim with respect to any Environmental Liability in excess of $10,000,000 or (iv) becomes aware of any basis for any Environmental Liability in excess of $10,000,000 and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries in an aggregate amount exceeding $10,000,000;

(e) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Credit Agreement dated November 24, 2020” and (iii) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. Each Holding Company Guarantor will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in (a) substantially the same business as presently conducted or such other businesses that are reasonably related thereto, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs), (b) any other businesses which are ancillary or complementary to, or reasonable extensions or expansions of, the business of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as conducted as of the Effective Date, as reasonably determined in good faith by the Borrower and (c) any businesses that are materially different from the business of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as conducted as of the Effective Date provided that any Investments made, funds expended or financial support provided by any Holding Company Guarantor, the Borrower and/or its Restricted Subsidiaries in connection with such alternative lines of business shall not exceed $50,000,000 in the aggregate at any time outstanding; provided, that nothing in this Section 5.03 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

SECTION 5.04. Compliance with Laws, Etc. Each Holding Company Guarantor will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Payment of Obligations. Each Holding Company Guarantor will, and will cause each of its Restricted Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Holding Company Guarantor, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Books and Records. Each Holding Company Guarantor will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

SECTION 5.07. Visitation; Inspection; Etc. Each Holding Company Guarantor will, and will cause each of its Restricted Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, if a Default or an Event of Default has occurred and is continuing, no prior notice shall be required. All reasonable expenses incurred by the Administrative Agent and, at any time after the occurrence and during the continuance of a Default or an Event of Default, any Lenders in connection with any such visit, inspection, audit, examination and discussions shall be borne by the Borrower.

SECTION 5.08. Maintenance of Properties; Insurance. Each Holding Company Guarantor will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Restricted Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, after the occurrence of the Trigger Event, flood insurance as described in the definition of Real Estate Documents). In addition, and not in limitation of the foregoing, each Holding Company Guarantor shall maintain and keep in force insurance coverage on its inventory, as is consistent with best industry practices. The Loan Parties shall at all times cause the Administrative Agent to be named as additional insured on all of its casualty and liability policies. Promptly after the occurrence of the Trigger Event, the Loan Parties shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as lender’s loss payee with respect to each policy of property or casualty insurance and naming the Administrative Agent and each Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that thirty days’ notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent.

SECTION 5.09. Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of all Loans (a) to finance working capital needs, (b) to refinance existing debt (including, without limitation, the remaining principal amount of the loans and accrued and unpaid interest thereon owing under the Existing Credit Agreement), (c) to finance Permitted Acquisitions and (d) for other general corporate purposes of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries, in each case, not in contravention of any law or Loan Document. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.

The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and the Borrower shall ensure that the Holding Company Guarantors and its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (2) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (3) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.10. Additional Subsidiaries; Guarantees.

(a) Within ten Business Days (or such later date as the Administrative Agent may agree in its sole discretion) after any Subsidiary is acquired or formed (including, without limitation, after any Unrestricted Subsidiary is designated as a Restricted Subsidiary), the Borrower shall (i) notify the Administrative Agent and the Lenders thereof, (ii) if such Subsidiary is a Material Domestic Subsidiary, cause such Subsidiary to become a Subsidiary Loan Party by (x) executing agreements in the form of Annex I to the Guarantee Agreement and (y) if the Trigger Event has occurred, a security agreement or a joinder agreement thereto granting to the Administrative Agent for the benefit of the holders of the Obligations a first priority security interest and lien in all of its assets pursuant to the Collateral Documents, in form reasonably satisfactory to the Administrative Agent, and (iii) if such Subsidiary is a Material Domestic Subsidiary, cause such Domestic Subsidiary to deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 4.01 as reasonably requested by the Administrative Agent. In the event that any Domestic Subsidiary that is not already a Subsidiary Loan Party becomes a Material Domestic Subsidiary at any time after its formation or acquisition, the Borrower shall have up to ten Business Days (or such later date as the Administrative Agent may agree in its sole discretion) to cause it to (x) become a Subsidiary Loan Party by executing agreements in the form of Annex I to the Guarantee Agreement and (y) deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 4.01 as reasonably requested by the Administrative Agent.

(b) Upon any acquisition or formation of additional Foreign Subsidiaries by the Borrower after the Effective Date (subject to Section 7.04), and to the extent the aggregate EBITDA attributable to all Foreign Subsidiaries that are Restricted Subsidiaries whose stock has not been pledged to secure the Obligations pursuant to this Section 5.10(b) for the most recently ended twelve month period exceeds 20% of Consolidated EBITDA for the most recently ended twelve month period (the “Foreign Pledge Date”), the Borrower (i) shall notify the Administrative Agent and the Lenders thereof, (ii) deliver stock certificates and related pledge agreements, in form satisfactory to a collateral agent acceptable to the Administrative Agent, evidencing the pledge of 66% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of one or more Foreign Subsidiaries directly owned by a Loan Party to secure the Obligations to the extent necessary such that, after giving effect to such pledge, the EBITDA attributable to all Foreign Subsidiaries that are Restricted Subsidiaries whose stock has not been pledged to secure the Obligations pursuant to this Section 5.10(b) for the most recently ended twelve month period does not exceed 20% of Consolidated EBITDA, and (iii) cause such Foreign Subsidiary whose stock is pledged pursuant to the immediately preceding Section 5.10(b)(ii) to deliver simultaneously therewith similar documents applicable to such Foreign Subsidiary described in Section 4.01 as reasonably requested by the Administrative Agent; provided that in no event shall any such Foreign Subsidiary be required to join the Guarantee Agreement or otherwise to guarantee any of the Obligations. Upon the occurrence of the Foreign Pledge Date, the Borrower will be required to comply with the terms of this Section 5.10(b) within thirty days after any new Foreign Subsidiary that is a Restricted Subsidiary is acquired or formed. Upon the occurrence of the Foreign Pledge Date and within a reasonable time thereafter, the Administrative Agent shall enter into an intercreditor agreement, in form and substance satisfactory to the Required Lenders, with all other creditors of the Borrower having a similar covenant with the Borrower.

(c) Notwithstanding anything to the contrary in this Agreement, (i) none of the Inactive Subsidiaries shall be required to become a Subsidiary Loan Party or to execute the Guarantee Agreement, subject to compliance with Section 7.13, (ii) the Borrower shall cause each Inactive Subsidiary to be dissolved as soon practicable without incurring adverse tax consequences unless otherwise permitted by the Administrative Agent with such consent not to be unreasonably withheld, conditioned or delayed and (iii) no Unrestricted Subsidiary, not-for-profit Subsidiary, or Subsidiary which the Borrower and the Administrative Agent (acting in its sole discretion) reasonably determine or agree that the cost of obtaining a security interest therein exceeds, in the reasonable determination and agreement in writing of the Administrative Agent and the Borrower, the practical benefit to the Lenders afforded thereby, shall be required to become a Subsidiary Loan Party.

(d) Each Holding Company Guarantor shall cause any Domestic Subsidiary or any other Domestic Controlled Affiliate that provides a Guarantee or otherwise becomes liable (including as a borrower or co-borrower) in respect of the obligations under any other agreement providing for the incurrence of Indebtedness that is pari passu with the Indebtedness under this Agreement to become a Subsidiary Loan Party by executing agreements in the form of Annex I to the Guarantee Agreement and deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 4.01 as reasonably requested by the Administrative Agent.

(e) The Ultimate Parent shall cause each now existing or hereafter created direct or indirect parent of the Borrower to become a Guarantor by (i) executing agreements in the form of Annex I to the Guarantee Agreement, (ii) cause such or a direct or indirect parent of the Borrower to deliver simultaneously therewith similar documents applicable to such a direct or indirect parent of the Borrower described in Section 4.01 as reasonably requested by the Administrative Agent and (iii) if the Trigger Event has occurred, a security agreement or a joinder agreement thereto granting to the Administrative Agent for the benefit of the holders of the Obligations a first priority security interest and lien in all of its assets pursuant to the Collateral Documents, in form reasonably satisfactory to the Administrative Agent.

SECTION 5.11. Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution or acknowledgment thereof, and (b) do, execute, acknowledge and deliver any and all such further acts, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents, or, after the occurrence of the Trigger Event, to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

SECTION 5.12. Collateral.

(a) Promptly upon, and in any event within thirty days of, the occurrence of the Trigger Event (or such longer periods as the Administrative Agent shall agree in its sole discretion), each Holding Company Guarantor shall, and shall cause the Loan Parties, to (i) grant Liens in favor of the Administrative Agent, for the benefit of the Lenders and the other holders of the Obligations, in substantially all of its personal property (with exceptions as provided in the Security Agreement) by executing and delivering to the Administrative Agent a Security Agreement and such other Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent, for the benefit of the Lenders and the other holders of the Obligations, and granted under any of the Loan Documents, (ii) grant Liens in favor of the Administrative Agent, for the benefit of the Lenders and the other holders of the Obligations, in all fee ownership interests in Material Real Estate by executing and delivering to the

Administrative Agent such Real Estate Documents as the Administrative Agent shall reasonably require and (iii) deliver such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches, title insurance policies, surveys, environmental reports and legal opinions) reasonably requested by the Administrative Agent and to take all such other actions that such Loan Party would be required to deliver pursuant to Section 5.13 with respect to any Material Real Estate. In addition, each Holding Company Guarantor shall, or shall cause the applicable Loan Party to (x) pledge all of the Capital Stock in the Borrower and any such Domestic Subsidiary that is a Restricted Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering a Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, (y) pledge 66% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in the Foreign Subsidiaries that are Restricted Subsidiaries directly owned by the Loan Parties and (z) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank. In the event of the occurrence of the Trigger Event, the requirements of this Section 5.12(b), and not those of Section 5.10(b), shall govern the pledge of Capital Stock in Foreign Subsidiaries. Notwithstanding anything to the contrary herein, or otherwise in any Loan Document, the Administrative Agent shall not enter into, accept, or record any mortgage in respect of any Material Real Estate until the Administrative Agent shall have received written confirmation (which confirmation shall, for purposes hereunder, include email) from each Lender that flood insurance compliance has been completed by such Lender with respect to such Material Real Estate (such written confirmation not to be unreasonably conditioned, withheld or delayed); provided, that, the inability of a Loan Party to deliver, enter into, or record a Mortgage with respect to any Material Real Estate within the time period required by this Section 5.12 due to the failure of the Administrative Agent to receive written confirmation from each Lender that flood insurance compliance has been completed by such Lender with respect to such Material Real Estate within such time period shall not be deemed to be a failure by such Loan Party to satisfy the requirements of this Section 5.12.

(b) Each Holding Company Guarantor and the Borrower agree that, following the delivery of any Collateral Documents required to be executed and delivered by this Section 5.12, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to Section 5.12(a) and Section 5.12(b) (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.02. All actions to be taken pursuant to this Section 5.12 shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.

SECTION 5.13. Additional Real Estate. To the extent otherwise permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in Material Real Estate after the occurrence of the Trigger Event, it shall within ninety days of such acquisition (or such longer period as the Administrative Agent shall agree in its sole discretion) provide to the Administrative Agent Real Estate Documents in regard to such Material Real Estate. Notwithstanding anything to the contrary herein, or otherwise in any Loan Document, the Administrative Agent shall not enter into, accept, or record any mortgage in respect of any Material Real Estate until the Administrative Agent shall have received written confirmation (which confirmation shall, for purposes hereunder, include email) from each Lender that flood insurance compliance has been completed by such Lender with respect to such Material Real Estate (such written confirmation not to be unreasonably conditioned, withheld or delayed); provided, that, the inability of a Loan Party to deliver, enter into, or record a Mortgage with respect to any Material Real Estate within the time period required by this Section 5.13 due to the failure of the Administrative Agent to receive written confirmation from each Lender that flood insurance compliance has been completed by such Lender with respect to such Material Real Estate within such time period shall not be deemed to be a failure by such Loan Party to satisfy the requirements of this Section 5.13.

SECTION 5.14. Designation of Subsidiaries.

(a) The Borrower may at any time designate any Restricted Subsidiary acquired or formed after the Effective Date as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default shall exist immediately prior or immediately after giving effect to such designation; (ii) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer demonstrating that after giving effect to such designation on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants in Article VI measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder; (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if such Restricted Subsidiary or any of its Subsidiaries (A) owns any equity interests or Indebtedness of, or owns or holds any Liens on, any property of the Ultimate Parent or any Restricted Subsidiary or (B) Guarantees any Indebtedness of the Ultimate Parent or any Restricted Subsidiary (after giving effect to the release of the Guarantee of the Obligations by such Subsidiary in connection with the designation of such Subsidiary as an Unrestricted Subsidiary); (iv) any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary may not subsequently be re-designated as an Unrestricted Subsidiary; and (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary unless concurrent with such designation such Restricted Subsidiary is designated as an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Indebtedness.

(b) The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment (which must be an Investment permitted pursuant to Section 7.04) by its direct parent (whether the Ultimate Parent, any other Holding Company Guarantor, the Borrower or a Restricted Subsidiary) in such Subsidiary on the date of such designation in an amount equal to the outstanding amount of all Investments by the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries in such Subsidiary on such date.

(c) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence on the date of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing on such date and (ii) for purposes of calculating the outstanding amount of Investments by the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries in all Unrestricted Subsidiaries, a return on all Investments by the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries in such Subsidiary in an amount equal to the outstanding amount of all such Investments in such Subsidiary on the date of such designation.

(d) If at any time any Unrestricted Subsidiary (i) owns any equity interests or Indebtedness of, or owns or holds any Liens on, any property of any Holding Company Guarantor, the Borrower or any Restricted Subsidiary, (ii) Guarantees any Indebtedness of any Holding Company Guarantor, the Borrower or any Restricted Subsidiary or (iii) ceases to be an “unrestricted subsidiary” (or otherwise becomes subject to the covenants) under any Indebtedness, then the Borrower shall, concurrent therewith, re-designate such Unrestricted Subsidiary as a Restricted Subsidiary.

Notwithstanding any of the definitions or covenants contained in this Agreement to the contrary, no Holding Company Guarantor nor the Borrower will, and will not permit any Restricted Subsidiary to, consummate any transaction that results in the transfer (whether by way of any Restricted Payment, Investment, or any sale, conveyance, transfer, or other disposition, or a designation of a Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Subsidiary, and whether in a single transaction or a series of related transactions) of material intellectual property rights (including patents, trademarks, service marks, tradenames, copyrights, proprietary leasing records and systems and other intellectual property) from any Holding Company Guarantor, the Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary. Except as expressly set forth herein, Unrestricted Subsidiaries will not be subject to any of the covenants set forth in this Agreement.

ARTICLE VI

Financial Covenants

The Holding Company Guarantors and the Borrower covenant and agree that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

SECTION 6.01. Total Net Debt to EBITDA Ratio. The Holding Company Guarantors, the Borrower and its Restricted Subsidiaries shall maintain, as of the last day of each Fiscal Quarter, a Total Net Debt to EBITDA Ratio of not greater than 2.50:1.00.

SECTION 6.02. Consolidated Interest Coverage Ratio. The Holding Company Guarantors, the Borrower and its Restricted Subsidiaries shall maintain, as of the last day of each Fiscal Quarter, a Consolidated Interest Coverage Ratio of not less than 3.00:1.00.

ARTICLE VII

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each of the Ultimate Parent, each other Holding Company Guarantor and the Borrower covenant covenants and agrees with the Lenders that:

SECTION 7.01. Indebtedness. The Ultimate Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness created pursuant to the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth on Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c) Indebtedness of the Borrower or any Restricted Subsidiary incurred after the Effective Date to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within ninety days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided further, (x) the aggregate principal amount of such Indebtedness, as of any date of determination, does not at any time exceed 3% of the aggregate book value of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, and (y) the aggregate principal amount of such Indebtedness incurred by Foreign Subsidiaries under this Section

7.01(c), together with the principal amount of Indebtedness permitted to be incurred under Section 7.01(i) does not exceed 20% of the aggregate book value of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding Fiscal Quarter for which financial statements have been delivered (giving effect to any Acquisition financed with such Indebtedness on a Pro Forma Basis);

(d) Indebtedness of the Borrower owing to any Restricted Subsidiary that is a Loan Party and of any Restricted Subsidiary that is a Loan Party owing to the Borrower or any other Restricted Subsidiary that is a Loan Party;

(e) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary of the Borrower that is a Loan Party and by any Restricted Subsidiary of the Borrower that is a Loan Party of Indebtedness of the Borrower or any other Restricted Subsidiary of the Borrower that is a Loan Party;

(f) endorsed negotiable instruments for collection in the ordinary course of business;

(g) Guarantees by Borrower of permitted Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries;

(h) unsecured Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries (whether such Indebtedness represents loans made by the Borrower or any of its Restricted Subsidiaries or by a third party) so long as (i) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis (as evidenced by a certificate of a Financial Officer delivered to the Administrative Agent), (A) the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VI measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder, (B) no Default or Event of Default has occurred and is continuing, or would result therefrom and (C) the aggregate principal amount of such Indebtedness, together with the amount of and Indebtedness permitted to be incurred by such Foreign Subsidiaries under Section 7.01(c), does not exceed 20% of the aggregate book value of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding Fiscal Quarter for which financial statements have been delivered (giving effect to any Acquisition financed with such Indebtedness on a Pro Forma Basis) and (ii) (A) the terms of such Indebtedness do not provide for any scheduled repayment (including payment at maturity), mandatory redemption or sinking fund obligations (other than customary mandatory prepayments upon a change of control, asset sale, event of loss, unpermitted debt issuance and customary acceleration rights after an event of default) prior to the date that is ninety-one days after the latest Maturity Date in effect at the time of the incurrence or issuance of such Indebtedness; (B) the covenants, events of default, guarantees and other non-economic terms of such Indebtedness are either (1) customary for similar Indebtedness in light of then-prevailing market conditions (as reasonably determined by the Borrower) or (2) reasonably satisfactory to the Administrative Agent, (C) any financial maintenance covenants with respect to such Indebtedness are not more restrictive to the Ultimate Parent and its Restricted Subsidiaries than those set forth in this Agreement; and (D) such Indebtedness shall not be Guaranteed by any Person that is not a Loan Party (or that does not simultaneously become a Loan Party);

(i) secured Indebtedness in an aggregate principal amount not to exceed the greater of (i) $35,000,000 and (ii) 10% of Consolidated EBITDA for the period of four Fiscal Quarters most recently ended prior to the date of determination for which financial statements were delivered under Section 5.01(a) or (b); provided, that, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) after giving effect to the incurrence thereof on a Pro Forma Basis (as evidenced by delivery of a certificate of a Financial Officer to the Administrative Agent), the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VI measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder, (iii) the terms of such Indebtedness do not provide for any scheduled repayment (including payment at maturity), mandatory redemption or sinking fund obligations (other than customary mandatory prepayments upon a change of control, asset sale, event of loss, unpermitted debt issuance and customary acceleration rights after an event of default) prior to the date that is ninety-one days after the latest Maturity Date in effect at the time of the incurrence or issuance of such Indebtedness; (iv) the covenants, events of default, guarantees and other non-economic terms of such Indebtedness are either (A) customary for similar Indebtedness in light of then-prevailing market conditions (as reasonably determined by the Borrower) or (B) reasonably satisfactory to the Administrative Agent, (v) any financial maintenance covenants with respect to such Indebtedness are not more restrictive to the Ultimate Parent and its Restricted Subsidiaries than those set forth in this Agreement; (vi) such Indebtedness shall not be Guaranteed by any Person that is not a Loan Party (or that does not simultaneously become a Loan Party); and (vii) such Indebtedness shall not include any restriction on the ability of the Ultimate Parent and its Restricted Subsidiaries to grant Liens in favor of the Administrative Agent in accordance with the terms hereof; and

(j) any other unsecured Indebtedness of the Holding Company Guarantors, the Borrower or any Restricted Subsidiary that is a Loan Party so long as after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis (as evidenced by delivery of a certificate of a Financial Officer to the Administrative Agent), (i) the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VI measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder, (ii) no Default or Event of Default has occurred and is continuing, or would result therefrom, (iii) the terms of such Indebtedness do not provide for any scheduled repayment (including payment at maturity), mandatory redemption or sinking fund obligations (other than customary mandatory prepayments upon a change of control, asset sale, event of loss, unpermitted debt issuance and customary acceleration rights after an event of default) prior to the date that is ninety-one days after the latest Maturity Date in effect at the time of the incurrence or issuance of such Indebtedness; (iv) the covenants, events of default, guarantees and other non-economic terms of such Indebtedness are either (A) customary for similar Indebtedness in light of then-prevailing market conditions (as reasonably determined by the Borrower) or (B) reasonably satisfactory to the Administrative Agent, (v) any financial maintenance covenants with respect to such Indebtedness are not more restrictive to the Ultimate Parent and its Restricted Subsidiaries than those set forth in this Agreement; and (vi) such Indebtedness shall not be Guaranteed by any Person that is not a Loan Party (or that does not simultaneously become a Loan Party).

SECTION 7.02. Negative Pledge. The Ultimate Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired (other than any shares of stock of the Ultimate Parent that are repurchased by the Borrower and retired or held by the Ultimate Parent), except:

(a) Permitted Encumbrances;

(b) any Liens on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date set forth on Schedule 7.02; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary;

(c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 7.01(c), (ii) such Lien attaches to such asset concurrently or within ninety days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets together with all interest, fees and costs incurred in connection therewith;

(d) any Lien (i) existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Restricted Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary of the Borrower; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Restricted Subsidiary or the date of such merger or the date of such acquisition;

(e) extensions, renewals, or replacements of any Lien referred to in Sections 7.02(a) through 7.02(d); provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

(f) Liens securing the Obligations;

(g) Liens on shares of stock of any Foreign Subsidiary that is a Restricted Subsidiary to the extent that the Obligations are secured pari passu with any other Indebtedness or obligations secured thereby;

(h) Liens securing Indebtedness permitted by Section 7.01(i); and

(i) Liens securing obligations incurred in the ordinary course of business (other than Indebtedness) in an aggregate principal amount not to exceed at any time $10,000,000.

SECTION 7.03. Fundamental Changes.

(a) The Ultimate Parent will not, and will not permit any Restricted Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that (i) any Inactive Subsidiary may (A) liquidate into its immediate parent company or dissolve, (B) merge into any other Inactive Subsidiary or (C) merge into the Borrower or any other Restricted Subsidiary that is a Loan Party; provided that the Borrower or such Restricted Subsidiary that is a Loan Party is the survivor of such merger, and (ii) if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (except, in the case of an Acquisition subject to the Incremental Funds Certain Provision, in which case there is no Default or Event of Default immediately before or immediately after execution and delivery of the applicable Acquisition Agreement and there is no Specified Event of Default at the date the applicable Permitted Acquisition is consummated) (A) the Borrower or any Restricted Subsidiary may merge with a Person (other than any Holding Company Guarantor); provided, that (x) if the Borrower is party to such merger, the Borrower shall be the surviving Person and (y) if the Borrower is not a party to such merger, such Restricted Subsidiary or, in connection with a Permitted Acquisition, such Person if upon consummation of such merger such Person becomes a Restricted Subsidiary, is the surviving Person, (B) any Restricted Subsidiary may merge into another Restricted Subsidiary or the Borrower; provided, however, that if the

Borrower is a party to such merger, the Borrower shall be the surviving Person, provided, further, that if any Restricted Subsidiary to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (C) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, or (D) any other Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders, and such Restricted Subsidiary dissolves into another Subsidiary Loan Party or the Borrower; provided, that any such merger involving a Person that is not a wholly-owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.04.

(b) The Ultimate Parent will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than (i) substantially the same business as presently conducted or such other businesses that are reasonably related thereto, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs), (ii) any other businesses which are ancillary or complementary to, or reasonable extensions or expansions of, the business of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as conducted as of the Effective Date, as reasonably determined in good faith by the Borrower and (iii) any businesses that are materially different from the business of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries as conducted as of the Effective Date provided that any Investments made, funds expended or financial support provided by the Holding Company Guarantors, the Borrower and/or its Restricted Subsidiaries in connection with such alternative lines of business shall not exceed $50,000,000 in the aggregate at any time outstanding.

SECTION 7.04. Investments, Loans, Etc. The Ultimate Parent will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Restricted Subsidiary prior to such merger), any Capital Stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.04 (including Investments in Restricted Subsidiaries);

(b) Permitted Investments;

(c) Permitted Acquisitions;

(d) Investments made by the Borrower in or to any Subsidiary Guarantor and by any Subsidiary Guarantor to the Borrower or in or to another Subsidiary Guarantor;

(e) loans or advances to employees, officers, stockholders or directors of the Borrower or any Restricted Subsidiary in the ordinary course of business; provided, however, that the aggregate amount of all such loans and advances does not exceed $5,000,000 at any time outstanding;

(f) the acquisition or ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any Subsidiary Loan Party or any of their Restricted Subsidiaries;

(g) loans to and other investments in Foreign Subsidiaries that are Restricted Subsidiaries; provided that, the aggregate amount of such outstanding loans to and investments in such Foreign Subsidiaries do not exceed the amount permitted under Section 7.01(h);

(h) Investments in investment grade corporate bonds and variable rate demand notes having a rating of BBB+ (or the equivalent) or higher, at the time of acquisition thereof, from S&P or Moody’s and in either case maturing within two years from the date of acquisition thereof in an aggregate amount not to exceed $250,000,000 at any time;

(i) other Investments (other than Investments in Unrestricted Subsidiaries); provided, that, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect to the payment thereof on a Pro Forma Basis, the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VI measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder;

(j) other Investments (other than Investments in Unrestricted Subsidiaries) not to exceed $120,000,000 at any time;

(k) other Investments not to exceed, as of any date of determination, an amount equal to 3% of the aggregate book value of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect to the payment thereof on a Pro Forma Basis, the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VI measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder; and

(l) Investments in Cash Equivalents.

SECTION 7.05. Restricted Payments. The Ultimate Parent will not, and will not permit its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of Capital Stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such Capital Stock or such subordinated Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for (a) dividends payable by the Ultimate Parent solely in shares of any class of its common stock, (b) Restricted Payments made by any Restricted Subsidiary to the Ultimate Parent or to another Loan Party and (c) other Restricted Payments made by the Ultimate Parent in cash so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) after giving effect to the payment thereof on a Pro Forma Basis, the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries would be in compliance with the financial covenants in Article VI measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder.

SECTION 7.06. Sale of Assets. The Ultimate Parent will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person other than the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business, (b) the sale of inventory, Permitted Investments and Cash Equivalents in the ordinary course of business, (c) sales and dispositions permitted under Section 7.03(a) and sale leaseback transactions permitted under Section 7.09, (d) other sales of assets made on or after the date hereof not to exceed, as of any date of determination, an amount equal to 5% of the aggregate book value of the total assets of the Ultimate Parent, the other Holding Company Guarantors, the Borrower and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, and (e) the sale or other disposition of assets in an amount at least equal to the fair market value of such asset (as reasonably determined in good faith by the Borrower) and at least 75% of the cash consideration of which is paid to the Borrower or the Restricted Subsidiary in cash or Cash Equivalents.

SECTION 7.07. Transactions with Affiliates. The Ultimate Parent will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Holding Company Guarantor or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Holding Company Guarantors, the Borrower and its wholly-owned Restricted Subsidiaries not involving any other Affiliates, (c) any Restricted Payment permitted by Section 7.05 and (d) transactions permitted under Section 7.04(e).

SECTION 7.08. Restrictive Agreements. The Ultimate Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of any Holding Company Guarantor or any Restricted Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to any Holding Company Guarantor or any other Restricted Subsidiary, to Guarantee Indebtedness of any Holding Company Guarantor or any other Restricted Subsidiary or to transfer any of its property or assets to any Holding Company Guarantor or any Restricted Subsidiary of any Holding Company Guarantor; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary that is sold and such sale is permitted hereunder, (iii) Section 7.08(a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) Section 7.08(a) shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 7.09. Sale and Leaseback Transactions. The Ultimate Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, that the Borrower may engage in such sale and leaseback transactions so long as the aggregate fair market value of all assets sold and leased back does not exceed $30,000,000 from and after the date hereof.

SECTION 7.10. Legal Name, State of Formation and Form of Entity. The Ultimate Parent will not, and will not permit any Restricted Subsidiary to, without providing ten days’ prior written notice to the Administrative Agent (or such lesser period as the Administrative Agent may agree), change its name, state of formation or form of organization; provided that Aaron’s Holdings Company, Inc. is permitted to change its name to PROG Holdings, Inc. on or about November 30, 2020.

SECTION 7.11. Accounting Changes. The Ultimate Parent will not, and will not permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Ultimate Parent or of any Restricted Subsidiary, except to change the fiscal year of a Restricted Subsidiary to conform its fiscal year to that of the Ultimate Parent.

SECTION 7.12. Hedging Transactions. The Ultimate Parent will not, and will not permit any of the Restricted Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

SECTION 7.13. Activities of Inactive Subsidiaries. Unless any Inactive Subsidiary has become a Subsidiary Loan Party in accordance with the terms of Section 5.10 of this Agreement, the Borrower will not permit such Inactive Subsidiary to engage in any business activity other than (a) maintaining its existence and/or winding up its affairs and (b) activities related to the completion of any ongoing tax audits, and (x) no Loan Party shall make any additional Investment in any Inactive Subsidiary other than in connection with the business and activities set forth in Sections 7.13(a) and (b) above and (y) no Inactive Subsidiary shall incur Indebtedness of any type (including, without limitation, any guaranties).

SECTION 7.14. Government Regulation. The Ultimate Parent will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be reasonably requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

SECTION 7.15. Ownership of Subsidiaries. Notwithstanding any other provisions of this Agreement to the contrary, the Ultimate Parent will not, and will not permit any of the Restricted Subsidiaries to (a) permit any Person (other than the Borrower, any other Loan Party or any wholly owned Restricted Subsidiary thereof) to own any Capital Stock in any Restricted Subsidiary, except to qualify directors if required by applicable law, and except for any dispositions of Restricted Subsidiaries otherwise permitted under this Agreement, or (b) permit any Restricted Subsidiary to issue or have outstanding any shares of preferred Capital Stock.

SECTION 7.16. Use of Proceeds. The Ultimate Parent will not, and will not permit any Restricted Subsidiary to,

(a) Use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

(b) Request any Borrowing or Letter of Credit, or use or allow its respective directors, officers, employees and agents to use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party.

SECTION 7.17. Amendment of Organizational Documents. The Ultimate Parent will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders or any Loan Party under its charter, by-laws or other organizational document, except in any manner that would not have an adverse effect on the Lenders, the Administrative Agent, the Holding Company Guarantors, the Borrower or any of its Restricted Subsidiaries.

SECTION 7.18. Activities of Holding Company Guarantors. No Holding Company Guarantor will engage in any operations, business or activity other than (a) owning the Capital Stock in its Subsidiaries, (b) maintaining its corporate existence including the issuance of Capital Stock, holding director and shareholder meetings, and entering into those agreements and arrangements incidental thereto and incurring and paying fees, costs and expenses relating to thereto, (c) participating in tax, accounting, corporate and other administrative activities or other activities incidental thereto as a member of the consolidated group of companies including the Loan Parties, (d) executing, delivering and the performance of rights and obligations under the Loan Documents, (e) the consummation of the Restructuring and the other transactions contemplated by the Loan Documents, (f) making any Restricted Payment permitted by this Agreement, (g) making capital contributions to the other Loan Parties, (h) executing, delivering and the performance of rights and obligations under any employment agreements and any documents related thereto, (i) making Investments permitted under this Agreement, (j) providing indemnification to its officers and directors in the ordinary course of business, (k) the performing of activities in preparation for and consummating any public offering of its Capital Stock or any other issuance or sale of its Capital Stock, (l) the holding of any cash and Cash Equivalents (but not owning or operating any property), (m) the entry into and performance of its obligations with respect to contracts and other arrangements entered into in the ordinary course of business providing for indemnification to officers, managers, directors and employees, (n) any activities incidental to the foregoing or required to comply with applicable law, and (o) any action or transaction permitted hereunder.

ARTICLE VIII

Events of Default

SECTION 8.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under Section 8.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days; or

(c) any representation or warranty made or deemed made by or on behalf of any Holding Company Guarantor, the Borrower or any other Restricted Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

(d) the Borrower or any Holding Company Guarantor shall fail to observe or perform any covenant or agreement contained in Sections 5.01, 5.02, 5.03 (solely with respect to the Borrower’s or such Holding Company Guarantor’s existence) or 5.11 or Article VI or VII; or

(e) (i) the Borrower or any Holding Company Guarantor shall fail to observe or perform any covenant or agreement contained in Section 5.12, and such failure shall remain unremedied for ten Business Days after the earlier of (A) any officer of the Borrower becomes aware of such failure or (B) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender or (ii) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Sections 8.01(a), (b), (d) and (e)(i) above), and such failure shall remain unremedied for thirty days after the earlier of (A) any officer of the Borrower becomes aware of such failure or (B) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f) any Holding Company Guarantor, the Borrower or any Restricted Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(g) any Holding Company Guarantor, the Borrower, any Material Subsidiary, or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary, shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.01(h), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Holding Company Guarantor, the Borrower or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Holding Company Guarantor, the Borrower, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary, or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Holding Company Guarantor, the Borrower, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary, or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i) any Holding Company Guarantor, the Borrower, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j) an ERISA Event shall have occurred that when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries in an aggregate amount exceeding, as of any date of determination, an amount equal to 2% of the aggregate book value of the total assets of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, or otherwise having a Material Adverse Effect; or

(k) judgments and orders for the payment of money in excess of in the aggregate, as of any date of determination, an amount equal to 2% of the aggregate book value of the total assets of the Holding Company Guarantors, the Borrower and its Restricted Subsidiaries determined on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered, to the extent not covered by insurance for which the insurance carrier has acknowledged coverage, shall be rendered against any Holding Company Guarantor, the Borrower, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Restricted Subsidiary, and to the extent such judgments or orders have not been discharged either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l) any non-monetary judgment or order shall be rendered against any Holding Company Guarantor, the Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m) a Change in Control shall occur or exist; or

(n) any provision of any Guarantee Agreement or the Borrower Guarantee Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Guarantor, or any Guarantor shall so state in writing, or any Guarantor shall seek to terminate its Guarantee under the Guarantee Agreement or the Borrower Guarantee Agreement, as applicable; or

(o) any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or an event of default occurs under any other Loan Document (after giving effect to any applicable grace period); or

(p) the Administrative Agent shall not have or shall cease to have a valid and perfected lien in any material portion of the Collateral purported to be covered by the Collateral Documents for any reason other than the failure of the Administrative Agent to take any action within its control;

then, and in every such event (other than an event with respect to any Holding Company Guarantor or the Borrower described in Sections 8.01(g) or (h)) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) exercise all remedies contained in any other Loan Document; and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either Section 8.01(g) or 8.01(h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 8.02. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:

(a) all payments received on account of the Obligations shall, subject to Section 2.19, be applied by the Administrative Agent as follows:

(i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 10.03 and amounts pursuant to Section 2.11(c) payable to the Administrative Agent in its capacity as such);

(ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 10.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (B) to payment of that portion of the Obligations consisting of Hedging Obligations and the Treasury Management Obligations, and (C) to cash collateralize that portion of LC Exposure comprising the undrawn amount of

Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.05 or 2.19, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to clause (C) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.05 or 2.19, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 8.02;

(v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law; and

(b) if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

The Administrative Agent

SECTION 9.01. Authorization and Action.

(a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the

Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the State of New York, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the holders of the Obligations in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 10.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other the holders of the Obligations to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other holders of the Obligations, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g) The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article IX, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each holder of the Obligations, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article IX.

SECTION 9.02. Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (x) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section 5.02 is given to the Administrative Agent by the Borrower, or (y) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.04, (ii) may rely on the Register to the extent set forth in Section 10.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 9.03. Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section 9.03, including through an Approved Electronic Platform.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.04. The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 9.05. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding clause (a) of this Section 9.05, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring

Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the holders of the Obligations, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the holders of the Obligations, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 9.05 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article IX and Section 10.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 9.06. Acknowledgements of Lenders and Issuing Banks.

(a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 9.07. Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 10.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Lender or any other holder of the Obligations shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the holders of the Obligations in accordance with the terms thereof.

(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of treasury management services the obligations under which constitute Treasury Management Obligations and no Swap Agreement the obligations under which constitute secured Swap Obligations, will create (or be deemed to create) in favor of any holder of the Obligations that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each holder of the Obligations that is a party to any such arrangement in respect of treasury management services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a holder of the Obligations thereunder, subject to the limitations set forth in this clause (b).

(c) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Commitments, the cash collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate LC Exposure of all Lenders, and the payment in full of all Obligations (other than contingent indemnification obligations and such cash collateralized reimbursement obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or the designation of any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 5.14, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2;

(ii) to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Loan Party as a result of a transaction permitted hereunder; and

(iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(a).

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other holders of the Obligations for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.08. Credit Bidding. The Lenders hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the respective holders of the Obligations shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the holders of the Obligations’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the holders of the Obligations, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any holder of the Obligations or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the holders of the Obligations pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any holder of the Obligations or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each holder of the Obligations are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each holder of the Obligations shall execute such documents and provide such information regarding such holder of the Obligations (and/or any designee of the holder of the Obligations which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 9.09. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent, and each Arranger and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this

Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)	if to the Borrower, to it at:

Progressive Finance Holdings, LLC

256 W Data Drive

Draper, UT 84020

Attn: Chief Financial Officer

E-mail: legal@progleasing.com

with a copy to:

Progressive Finance Holdings, LLC

256 W Data Drive

Draper, UT 84020

Attn: General Counsel

E-mail: legal@progleasing.com

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 500 Stanton Christiana Road, Ops 2, 3rd Floor, Newark, DE 19713, Attention of Loan and Agency Services Group (Fax No. 1 (302) 634-3301);

(iii) if to an Issuing Bank, to it at (A) in the case of JPMorgan Chase Bank, N.A., 10 S. Dearborn St. Floor L2S, Chicago, IL 60603, Attention of CLS Non Agented Servicing Team (Fax No. (214) 307-6874), (B) in the case of Bank of America, N.A., 1 Fleet Way, Mail Code PA6-580-02-30, Scranton, PA 18507, Attention of Bank of Jennifer Whitlock (Telecopy No. (800) 755-8743; Telephone No. (570) 496-9697; Email: Jennifer.whitlock@bofa.com), (C) Citizens Bank, N.A., 20 Cabot Road, Mailstop: MMF140, Medford, MA 02155, Attention of International Trade Dept, Gordana Cosic (Fax No. (781) 391-8701; Telephone No. (888) 868-0212; Email: gordana.cosic@citizensbank.com), and (D) Truist Bank, 245 Peachtree Center Avenue, 17th Floor, Atlanta, GA 30303, Attention of Standby Letter of Credit Dept. (Fax No. (404) 588-8129),;

(iv) if to the Swingline Lenders, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 500 Stanton Christiana Road, Ops 2, 3rd Floor Newark, DE 19713, Attention of Loan and Agency Services Group (Fax No. 1 (302) 634-3301); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b) Notices and other communications to the Borrower, any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 10.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.13(b), (c) and (d) and Section 10.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.08(c) or 2.17(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.19(b) or 8.02 without the written consent of each Lender, (vi) change any of the provisions of this Section 10.02 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (vii) release any guarantor or limit the liability of any such guarantor under any guaranty agreement (other than the release of a Guarantor in connection with its designation as a Unrestricted Subsidiary pursuant to the terms of Section 5.14), without the written consent of each Lender; (viii) release all or substantially all collateral (if any) securing any of the Obligations or agree to subordinate any Lien in all or substantially all of the collateral securing the Obligations to any other creditor of any Holding Company Guarantor, the Borrower or any Restricted Subsidiary, without the written consent of each Lender; (ix) prior to the Maturity Date, unless also signed by Lenders having Revolving Credit Exposures and Unfunded Commitments representing at least 51% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, no such amendment or waiver shall, (A) waive any Default or Event of Default for purposes of Section 4.03, (B) amend, change, waive, discharge or terminate Sections 4.03 or 8.01 in a manner adverse to such Lenders or (C) amend, change, waive, discharge or terminate this Section 10.02(b)(ix); or (x) change Section 2.08(b) in a manner that would alter the ratable reduction or termination of Commitments required thereby, without the written consent of each Lender provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lenders, as the case may be; and provided further that no such agreement shall amend or modify the provisions of Section 2.05 without the prior written consent of the Administrative Agent and the Issuing Banks.

(c) If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 10.03. Expenses; Limitation of Liability; Indemnity, Etc.

(a) Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent, the Arrangers and their respective Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing

Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken a whole, and, if necessary, of one local counsel in any relevant material jurisdiction and, if necessary, of one regulatory counsel in any material specialty and, in the case of an actual or perceived conflict of interest, one additional counsel to the affected indemnified persons taken as a whole) incurred by the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), in each case except to the extent such Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.03(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) Indemnity. The Borrower shall indemnify the Administrative Agent, each Arranger, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of one counsel for all Indemnitees taken together, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the use by any Person of any information or materials obtained through Syndtrak, Intralinks or any other internet web sites, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Holding Company Guarantor or any of its Subsidiaries, or any Environmental Liability related in any way to any Holding Company Guarantor or any of its Subsidiaries, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses

(x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, in each case so long as the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d) Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under clauses (a), (b) or (c) of this Section 10.03 to the Administrative Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section 10.03 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section 10.03 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) Trigger Event. From and after the occurrence of the Trigger Event, the Borrower shall pay, and hold the Administrative Agent, the Arrangers, each Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent, the Arrangers, each Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(f) Payments. All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

SECTION 10.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 10.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that, the Borrower shall be deemed to have consented to an assignment of all or a portion of the Revolving Loans and Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof provided that no consent of the Borrower shall be required for (1) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment;

(C) each Issuing Bank; and

(D) each Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 10.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 10.04.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 10.04 and any written consent to such assignment required by clause (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 10.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(c) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Sections 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the information)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.04; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under clause (b) of this Section 10.04; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Loan Party or its properties in the courts of any jurisdiction.

(d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (c) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 10.12, “Information” means all information received from the Borrower relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower or any other Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13. Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 10.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.15. No Fiduciary Duty, etc.

(a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Loan Parties with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower, any other Loan Party or any other person. The Borrower and each Holding Company Guarantor agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 10.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

SECTION 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.18. Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

PROGRESSIVE FINANCE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Brian Garner
Name: Brian Garner Title: Chief Financial Officer and Vice President of Finance and Accounting

AARON’S HOLDINGS COMPANY, INC., a Georgia corporation

By:	/s/ C. Kelly Wall
Name: C. Kelly Wall Title: Chief Financial Officer

AARON’S PROGRESSIVE HOLDING COMPANY, a Delaware corporation

By:	/s/ Robert W. Kamerschen
Name: Robert W. Kamerschen Title: President and Secretary

PROG LEASING, LLC,

a Delaware limited liability company

APPROVE.ME, LLC,

a Utah limited liability company

AM2 ENTERPRISES, LLC,

a Utah limited liability company

PANGO, LLC,

a Utah limited liability company

By: PROGRESSIVE FINANCE HOLDINGS, LLC, its Manager

By:	/s/ Brian Garner
Name: Brian Garner Title: Chief Financial Officer and Vice President of Finance and Accounting

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

NPRTO ARIZONA, LLC,

a Utah limited liability company

NPRTO CALIFORNIA, LLC,

a Utah limited liability company

NPRTO FLORIDA, LLC,

a Utah limited liability company

NPRTO GEORGIA, LLC,

a Utah limited liability company

NPRTO ILLINOIS, LLC,

a Utah limited liability company

NPRTO MICHIGAN, LLC,

a Utah limited liability company

NPRTO NEW YORK, LLC,

a Utah limited liability company

NPRTO OHIO, LLC,

a Utah limited liability company

NPRTO TEXAS, LLC,

a Utah limited liability company

NPRTO MID-WEST, LLC,

a Utah limited liability company

NPRTO NORTH-EAST, LLC,

a Utah limited liability company

NPRTO SOUTH-EAST, LLC,

a Utah limited liability company

NPRTO WEST, LLC,

a Utah limited liability company

By: PROG LEASING, LLC, its Manager By: PROGRESSIVE FINANCE HOLDINGS, LLC, its Manager

By:	/s/ Brian Garner
Name: Brian Garner Title: Chief Financial Officer and Vice President of Finance and Accounting

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

VIVE FINANCIAL LLC, a Delaware limited liability company

By:	/s/ Brian Garner
Name: Brian Garner Title: Vice President

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., individually, as an Issuing Bank and as Administrative Agent,

By:	/s/ Alexander Vardaman
Name: Alexander Vardaman Title: Authorized Officer

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender and an Issuing Bank

By:	/s/ Ryan Maples
Name: Ryan Maples Title: Sr. Vice President

Jurisdiction of tax residence:

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

CITIZENS BANK, N.A., as a Lender and an Issuing Bank

By:	/s/ Jason Hembree
Name: Jason Hembree Title: Vice President

Jurisdiction of tax residence:

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

TRUIST BANK, as a Lender and an Issuing Bank

By:	/s/ Hays Wood
Name: Hays Wood Title: Director

Jurisdiction of tax residence:

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

BBVA USA, as a Lender

By:	/s/ Heather Allen
Name: Heather Allen Title: Senior Vice President

Jurisdiction of tax residence:

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

FIRST HORIZON BANK, as a Lender

By:	/s/ Terence J Dolch
Name: Terence J Dolch Title: Senior Vice President

Jurisdiction of tax residence:

PROGRESSIVE FINANCE HOLDINGS, LLC

CREDIT AGREEMENT

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender][1] ]

3.	Borrower:	Progressive Finance Holdings, LLC

4.	Administrative Agent:	JPMorgan Chase Bank N.A., as the administrative agent under the Credit

Agreement

5.	Credit Agreement:

The Credit Agreement dated as of November 24, 2020 among Progressive Finance Holdings, LLC (the “Borrower”), Aaron’s Holdings Company, Inc. (“Holdings”), the other Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank

[1]	Select as applicable.

1

2

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Commitment,” “Term Loan,” etc.)
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

3

[Consented to and][4] Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By
Name:
Title:

[Consented to:][5]

JPMORGAN CHASE BANK, N.A., as an Issuing Bank and as Swingline Lender

By
Name:
Title:

BANK OF AMERICA, N.A., as an Issuing Bank

By
Name:
Title:

CITIZENS BANK, N.A., as an Issuing Bank

By
Name:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Banks) is required by the terms of the Credit Agreement.

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4

TRUIST BANK, as an Issuing Bank

By
Name:
Title:

4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, including to obtain such consents, if any, as are required under the Credit Agreement, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, Holdings, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, Holdings, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date (defined below), it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger or Documentation Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date, unless otherwise agreed in writing by the Administrative Agent.

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3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

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EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

500 Stanton Christiana Road, Ops 2, 3rd Floor

Newark, DE 19713,

Fax: (302) 634-3301)

Attention: Loan and Agency Services Group

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of November 24, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, as Borrower, Holdings, each other Guarantor from time to time party thereto, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, an Issuing Bank and Swingline Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of Borrowing:[6] $_________________

(B)	Date of Borrowing (which is a Business Day):________________

(C)	Type of Borrowing:[7] ____________________________________

(D)	Interest Period:[8] _____________________

[(E)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________)]

The Borrower hereby certifies that the conditions specified in clauses (a), (b) and (c) of Section 4.03 of the Credit Agreement have been satisfied and that, after giving effect to the Borrowing requested hereby, the Total Revolving Credit Exposure shall not exceed the maximum amount thereof specified in Section 2.01 of the Credit Agreement.

[6]

With respect to Eurodollar Revolving Borrowings, not less than $1,000,000 or a larger multiple of $500,000, and with respect to ABR Revolving Borrowings, not less than $1,000,000 or a larger multiple of $100,000.

[7]	Specify ABR Revolving Borrowing or Eurodollar Revolving Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Revolving Borrowing.
[8]

Applicable to Eurodollar Revolving Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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Very truly yours,

PROGRESSIVE FINANCE HOLDINGS, LLC,

by
Name:
Title:

2

EXHIBIT C

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

500 Stanton Christiana Road, Ops 2, 3rd Floor

Newark, DE 19713,

Fax: (302) 634-3301)

Attention: Loan and Agency Services Group

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of November 24, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, as Borrower, Holdings, each other Guarantor from time to time party thereto, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, an Issuing Bank and Swingline Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.07 of the Credit Agreement, that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such conversion requested hereby:

(A)	List date, Type, Class, principal amount and Interest Period (if applicable) of existing Borrowing: ___________

(B)	Aggregate principal amount of resulting Borrowing:[9] $_________________

(C)	Effective date of interest election (which is a Business Day):________________

(D)	Type of Borrowing:[10] ____________________________________

(E)	Interest Period and last day thereof (if a Eurodollar Borrowing):[11] _____________________

[9]

With respect to Eurodollar Revolving Borrowings, not less than $1,000,000 or a larger multiple of $500,000, and with respect to ABR Revolving Borrowings, not less than $1,000,000 or a larger multiple of $100,000.

[10]	Specify ABR Borrowing or Eurodollar Borrowing.
[11]

Applicable to Eurodollar Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

1

Very truly yours,

PROGRESSIVE FINANCE HOLDINGS, LLC,

by
Name:
Title:

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EXHIBIT D

[FORM OF] GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT (this “Agreement”), dated as of November 24, 2020, is by and among PROGRESSIVE FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), AARON’S HOLDINGS COMPANY, INC., a Georgia corporation (“Holdings”), each of the Guarantors identified on the signature pages hereto (together with Holdings, each, individually, a “Guarantor” and collectively, the “Guarantors”) and JPMORGAN CHASE BANK, N.A., a Delaware banking corporation, as administrative agent (the “Administrative Agent”) for the several banks and other financial institutions (the “Lenders”) from time to time party to the Credit Agreement, dated as of the date hereof, by and among the Borrower, Holdings, the other Guarantors party thereto, the Lenders, the Issuing Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent and as Swingline Lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of the Borrower;

WHEREAS, (a) Holdings is the direct parent of the Borrower and (b) each of the other Guarantors is a direct or indirect Subsidiary of the Borrower and, in each of the cases of clause (a) and (b) above, will derive substantial benefit from the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Banks; and

WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, each Issuing Bank the Swingline Lender and the Lenders under the Credit Agreement that each Guarantor execute and deliver to the Administrative Agent a Guarantee Agreement in the form hereof, and each Guarantor wishes to fulfill said condition precedent;

NOW, THEREFORE, in order to induce Lenders to extend the Loans and each Issuing Bank to issue Letters of Credit and to make the financial accommodations as provided for in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I Section 1. Guarantee.

Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of all Obligations, including without limitation, (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the

3

Administrative Agent, the Issuing Banks and the Lenders under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all Hedging Obligations between any Loan Party and any Lender or Affiliate of any Lender, and (d) all Treasury Management Obligations between any Loan Party and any Lender or Affiliate of any Lender, together with all renewals, extensions, modifications or refinancings of any of the foregoing (all the monetary and other obligations referred to in the preceding Sections 1(a) through 1(d) being collectively called the “Guaranteed Obligations”), provided that Guaranteed Obligations shall exclude any Excluded Swap Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

ARTICLE II Section 2. Obligations Not Waived.

To the fullest extent permitted by applicable law, each Guarantor waives presentment or protest to, demand of or payment from the other Loan Parties of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document, any agreement relating to Hedging Obligations or Treasury Management Obligations or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any agreement relating to Hedging Obligations or Treasury Management Obligations, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent, any Issuing Bank or any Lender.

ARTICLE III Section 3. Guarantee of Payment.

Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of the Borrower or any other Person.

ARTICLE IV Section 4. No Discharge or Diminishment of Guarantee.

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible satisfaction in full of the Guaranteed Obligations and the termination of all of the Commitments under the Credit Agreement or the termination of its guarantee hereunder to the extent provided in Section 12 below), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any agreement relating to Hedging Obligations or Treasury Management Obligations or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise,

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in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible satisfaction in full of the Guaranteed Obligations and the termination of all of the Commitments under the Credit Agreement or the termination of its guarantee hereunder to the extent provided in Section 12 below).

ARTICLE V Section 5. Defenses of Borrower Waived.

To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible satisfaction in full of the Guaranteed Obligations and the termination of all of the Commitments under the Credit Agreement or the termination of its guarantee hereunder to the extent provided in Section 12 below. The Administrative Agent, the Issuing Banks and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly satisfied in full and all of the Commitments under the Credit Agreement have been terminated or the termination of its guarantee hereunder to the extent provided in Section 12 below. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

ARTICLE VI Section 6. Agreement to Pay; Subordination.

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any Issuing Bank or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

ARTICLE VII Section 7. Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of other Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, the Issuing Banks or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

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ARTICLE VIII Section 8. Indemnity and Subrogation.

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6), the Borrower agrees that in the event a payment in respect of any Guaranteed Obligations shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

ARTICLE IX Section 9. Contribution and Subrogation.

Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6) that, in the event a payment shall be made by any other Guarantor under this Agreement in respect of any Guaranteed Obligations and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 8, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 9 shall be subrogated to the rights of such Claiming Guarantor under Section 8 to the extent of such payment; provided that no Contributing Guarantor shall be obligated to indemnify any Claiming Guarantor hereunder to the extent such Guaranteed Obligations constitute Excluded Swap Obligations of such Contributing Guarantor

ARTICLE X Section 10. Subordination.

Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 8 and Section 9 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE XI Section 11. Representations and Warranties.

Holdings represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct. Each other Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Restricted Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

ARTICLE XII Section 12. Termination.

The guarantees made hereunder (a) shall terminate when all the Guaranteed Obligations (other than Guaranteed Obligations consisting of (i) unliquidated Hedging Obligations owed by any Loan Party to any Lender or Affiliate of any Lender that are not then due and payable at the time of such termination or as a result thereof, and (ii) ongoing Treasury Management Obligations between any Loan Party and any Lender or Affiliate of any Lender that are not then due and payable at the time of such termination or as a result thereof) have been satisfied in full and all of the Commitments under the Credit Agreement have been terminated and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any such Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or any Issuing Bank or any Guarantor upon the bankruptcy or reorganization of the Borrower, any

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Guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or such Guarantor’s designee, at such Guarantor’s expense, any documents or instruments, in form reasonably satisfactory to the Administrative Agent, which such Guarantor shall reasonably request from time to time to evidence such termination and release.

ARTICLE XIII Section 13. Binding Effect; Several Agreement; Assignments.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Loan Parties that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent, the Issuing Banks and the Lenders, and their respective successors and assigns, except that no Loan Party shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If (a) all of the Capital Stock of a Guarantor (other than Holdings) is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement or (b) a Guarantor (other than Holdings) ceases to be a Restricted Subsidiary as a result of a transaction permitted by the Credit Agreement, then such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party party hereto and without affecting the obligations of any other Guarantor hereunder.

ARTICLE XIV Section 14. Waivers; Amendment.

SECTION 14.01. No failure or delay of the Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Guarantor on the one hand and the Administrative Agent or any holder of any Guaranteed Obligation on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, under any other Loan Document, under any agreement relating to Hedging Obligations or Treasury Management Obligations or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies of the Administrative Agent hereunder and of the Lenders and the Issuing Banks under the other Loan Documents and under any agreement relating to Hedging Obligations or Treasury Management Obligations are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 14(b), and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

SECTION 14.02. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between each affected Loan Party party hereto with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

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ARTICLE XV Section 15. Notices.

All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.

ARTICLE XVI Section 16. Severability.

Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XVII Section 17. Counterparts; Integration.

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 13), and shall become effective as provided in Section 13. Delivery of an executed signature page to this Agreement by facsimile transmission or form of electronic attachment (e.g., “.pdf” or “.tif”) shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

ARTICLE XVIII Section 18. Rules of Interpretation.

The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. As used herein, the term “Lender” includes any (a) Affiliate of a Lender that is owed Hedging Obligations or Treasury Management Obligations by any Loan Party and (b) the Issuing Banks.

ARTICLE XIX Section 19. Governing Law; Jurisdiction; Consent to Service of Process.

SECTION 19.01. This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

SECTION 19.02. Each Loan Party party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each Loan Party party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other

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manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party party hereto or its properties in the courts of any jurisdiction.

SECTION 19.03. Each Loan Party party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in Section 19(b) and brought in any court referred to in Section 19(b). Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 19.04. Each Loan Party party hereto irrevocably consents to the service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

ARTICLE XX Section 20. Waiver of Jury Trial.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

ARTICLE XXI Section 21. Additional Guarantors.

Pursuant to Section 5.10 of the Credit Agreement, each Restricted Subsidiary that is a Material Domestic Subsidiary that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Material Domestic Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Restricted Subsidiary of an instrument in the form of Annex 1, such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

ARTICLE XXII Section 22. Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of

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any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents or under any agreement relating to Hedging Obligations or Treasury Management Obligations held by such Lender or such Issuing Bank, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 22 are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank, as the case may be, may have.

ARTICLE XXIII Section 23. Savings Clause.

SECTION 23.01. It is the intent of each Loan Party party hereto and the Administrative Agent that each such Loan Party’s maximum obligations hereunder shall be, but not in excess of:

(a) in a case or proceeding commenced by or against any Loan Party under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of any Loan Party owed to the Administrative Agent, the Issuing Banks or the Lenders) to be avoidable or unenforceable against such Loan Party under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(b) in a case or proceeding commenced by or against any Loan Party under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of any Loan Party to the Administrative Agent, the Issuing Banks or the Lenders) to be avoidable or unenforceable against such Loan Party under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(c) in a case or proceeding commenced by or against any Loan Party under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of any Loan Party to the Administrative Agent, the Issuing Banks or the Lenders) to be avoidable or unenforceable against such Loan Party under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

SECTION 23.02. The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of any Loan Party to the Administrative Agent, the Issuing Banks or the Lenders) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 23(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Loan Party is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Loan Party insolvent, or leave such Loan Party with an unreasonably small capital to conduct

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its business, or cause such Loan Party to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Loan Party, the maximum Guaranteed Obligations for which such Loan Party shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent, the Issuing Banks or the Lenders), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

This Section 23 is intended solely to preserve the rights of the Administrative Agent, the Issuing Banks and the Lenders hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Loan Party to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither any Loan Party nor any other Person shall have any right or claim under this Section 23 as against the Administrative Agent, the Issuing Banks or Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 24. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Loan Party to honor all of such Specified Loan Party’s obligations under this Agreement and the other Loan Documents and under any agreement relating to Hedging Obligations or Treasury Management Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 24 shall remain in full force and effect until the Obligations have been indefeasibly satisfied and performed in full and all of the Commitments under the Credit Agreement have been terminated. Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section 24, “Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(signatures follow)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PROGRESSIVE FINANCE HOLDINGS, LLC, as the Borrower

By:
Name:
Title:

AARON’S HOLDINGS COMPANY, INC., as Holdings

By:
Name:
Title:

AARON’S PROGRESSIVE HOLDING COMPANY, as a Guarantor

By:
Name:
Title:

PROGRESSIVE FINANCE HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

PANGO LLC, as a Guarantor

By:
Name:
Title:

PROG LEASING, LLC, as a Guarantor

By:
Name:
Title:

APPROVE.ME, LLC, as a Guarantor

By:
Name:
Title:

NPRTO ARIZONA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO CALIFORNIA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO FLORIDA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO GEORGIA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO ILLINOIS, LLC, as a Guarantor

By:
Name:
Title:

NPRTO MICHIGAN, LLC, as a Guarantor

By:
Name:
Title:

NPRTO NEW YORK, LLC, as a Guarantor

By:
Name:
Title:

NPRTO OHIO, LLC, as a Guarantor

By:
Name:
Title:

NPRTO TEXAS, LLC, as a Guarantor

By:
Name:
Title:

NPRTO MID-WEST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO NORTH-EAST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO SOUTH-EAST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO WEST, LLC, as a Guarantor

By:
Name:
Title:

VIVE FINANCIAL LLC, as a Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

EXHIBIT E

[FORM OF] BORROWER GUARANTEE AGREEMENT

THIS BORROWER GUARANTEE AGREEMENT (this “Agreement”), dated as of November 24, 2020, is by and among PROGRESSIVE FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), AARON’S HOLDINGS COMPANY, INC., a Georgia corporation (“Holdings”), each of the Guarantors identified on the signature pages hereto (together with Holdings, each, individually, a “Guarantor” and collectively, the “Guarantors”) and JPMORGAN CHASE BANK, N.A., a Delaware banking corporation, as administrative agent (the “Administrative Agent”) for the several banks and other financial institutions (the “Lenders”) from time to time party to the Credit Agreement, dated as of the date hereof, by and among the Borrower, Holdings, the other Guarantors party thereto, the Lenders, the Issuing Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent and as Swingline Lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of the Borrower;

WHEREAS, (a) Holdings is the direct parent of the Borrower and (b) the Borrower is the parent of each Subsidiary Loan Party and, in each of the cases of clause (a) and (b) above, will derive substantial benefit from the provision of certain hedging products and treasury management services to Holdings and the Subsidiary Loan Parties, the obligations in respect of which constitute the Guaranteed Obligations (defined below); and

WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Banks, the Swingline Lender, and the Lenders under the Credit Agreement that the Borrower execute and deliver to the Administrative Agent this Agreement, and the Borrower wishes to fulfill said condition precedent.

NOW, THEREFORE, in order to induce Lenders to provide certain treasury management and hedging products to the Subsidiary Loan Parties in connection with Hedging Obligations and Treasury Management Obligations and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE XXIV Section 1. Guarantee.

The Borrower unconditionally guarantees, jointly with Holdings and the other Subsidiary Loan Parties and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of (a) all Hedging Obligations between Holdings or any Subsidiary Loan Party and any Lender or Affiliate of any Lender, and (b) all Treasury Management Obligations between Holdings or any Subsidiary Loan Party and any Lender or Affiliate of any Lender, together with all renewals, extensions, modifications or refinancings of any of the foregoing (all the monetary and other obligations referred to in the preceding Sections 1(a) and 1(b) being collectively called the “Guaranteed Obligations”). The Borrower further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Borrower, and that the Borrower will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

B-1

ARTICLE XXV Section 2. Obligations Not Waived.

To the fullest extent permitted by applicable law, the Borrower waives presentment or protest to, demand of or payment from the Subsidiary Loan Parties of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Borrower shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against Holdings or any Subsidiary Loan Party under the provisions of the Credit Agreement, any other Loan Document, any agreement relating to Hedging Obligations or Treasury Management Obligations or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any agreement relating to Hedging Obligations or Treasury Management Obligations, any guarantee or any other agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

ARTICLE XXVI Section 3. Guarantee of Payment.

The Borrower further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other Person.

ARTICLE XXVII Section 4. No Discharge or Diminishment of Guarantee.

The obligations of the Borrower shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible satisfaction in full of the Guaranteed Obligations and the termination of all of the Commitments under the Credit Agreement or the termination of its guarantee hereunder to the extent provided in Section 12 below), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Borrower shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any agreement relating to Hedging Obligations or Treasury Management Obligations or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of Holdings or any Subsidiary Loan Party or that would otherwise operate as a discharge of Holdings and each Subsidiary Loan Party as a matter of law or equity (other than the indefeasible satisfaction in full of the Guaranteed Obligations and the termination of all of the Commitments under the Credit Agreement or the termination of its guarantee hereunder to the extent provided in Section 12 below).

ARTICLE XXVIII Section 5. Defenses of Borrower Waived.

To the fullest extent permitted by applicable law, the Borrower waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible satisfaction in full of the Guaranteed Obligations and the termination of all of the Commitments under the Credit Agreement or the termination of its guarantee hereunder to the extent provided in Section 12 below. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of the Borrower except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly satisfied in full and all of the Commitments under the Credit Agreement have been terminated or the termination of its guarantee hereunder to the extent provided in Section 12 below. Pursuant to applicable law, the Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Borrower against Holdings or any Subsidiary Loan Party or any other guarantor, as the case may be, or any security.

ARTICLE XXIX Section 6. Agreement to Pay; Subordination.

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against the Borrower by virtue hereof, upon the failure of Holdings or any Subsidiary Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Borrower of any sums to the Administrative Agent, all rights of the Borrower against Holdings or any Subsidiary Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. If any amount shall erroneously be paid to any Loan Party on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

ARTICLE XXX Section 7. Information.

The Borrower assumes all responsibility for being and keeping itself informed of the Subsidiary Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Borrower assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise the Borrower of information known to it or any of them regarding such circumstances or risks.

ARTICLE XXXI Section 8. Indemnity and Subrogation.

In addition to all such rights of indemnity and subrogation as the Borrower may have under applicable law (but subject to Section 6), Holdings and each of the Subsidiary Loan Parties agrees that in the event a payment in respect of any Guaranteed Obligations shall be made by the Borrower under this Agreement, Holdings and the Subsidiary Loan Parties, on a joint and several basis, shall indemnify the Borrower for the full amount of such payment and the Borrower shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment; provided that neither Holdings nor any Subsidiary Loan Party shall be obligated to indemnify the Borrower hereunder to the extent such Guaranteed Obligations constitute Excluded Swap Obligations of Holdings or such Subsidiary Loan Party.

ARTICLE XXXII Section 9. Contribution and Subrogation.

Holdings and each Subsidiary Loan Party (each a “Contributing Guarantor”) agrees (subject to Section 6) that, in the event a payment in respect of any Guaranteed Obligations shall be made by the Borrower (the “Claiming Guarantor”) shall not have been fully indemnified by Holdings and the Subsidiary Loan Parties as provided in Section 8, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Loan Parties on the date hereof. Any Contributing Guarantor making any payment to the Claiming Guarantor pursuant to this Section 9 shall be subrogated to the rights of such Claiming Guarantor under Section 8 to the extent of such payment; provided that neither Holdings nor any Subsidiary Loan Party shall be obligated to indemnify the Borrower hereunder to the extent such Guaranteed Obligations constitute Excluded Swap Obligations of Holdings or such Subsidiary Loan Party.

ARTICLE XXXIII Section 10. Subordination.

Notwithstanding any provision of this Agreement to the contrary, all rights of the Borrower under Section 8 and Section 9 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower, Holdings or any Subsidiary Loan Party to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Loan Party with respect to its obligations hereunder, and each Loan Party shall remain liable for the full amount of the obligations of such Loan Party hereunder.

ARTICLE XXXIV Section 11. Representations and Warranties.

The Borrower represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

ARTICLE XXXV Section 12. Termination.

The guarantees made hereunder (a) shall terminate when (i) all the Guaranteed Obligations have been satisfied in full and all of the Commitments under the Credit Agreement have been terminated or, if earlier, when all the Obligations as defined in the Credit Agreement (other than Obligations consisting of (x) unliquidated Hedging Obligations owed by any Loan Party to any Lender or Affiliate of any Lender that are not then due and payable at time of such termination or as a result thereof, and (y) any ongoing Treasury Management Obligations between any Loan Party and any Lender or Affiliate of any Lender that are not then due and payable at time of such termination or as a result thereof) have been satisfied in full and all of the Commitments under the Credit Agreement have been terminated, or (ii) as to the Guaranteed Obligations of any particular Subsidiary Loan Party, when and to the extent (1) all of the capital stock of such Subsidiary Loan Party is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, or (2) such Subsidiary Loan Party ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement, in which case under this Section 12(ii) the Borrower shall be released from its guarantee obligations hereunder with respect to such Subsidiary Loan Party without further action, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any such Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or any Loan Party upon the bankruptcy or reorganization of the Borrower, Holdings, any Subsidiary Loan Party or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Loan Party or such Loan Party’s designee, at such Loan Party’s expense, any documents or instruments, in form reasonably satisfactory to the Administrative Agent, which such Loan Party shall reasonably request from time to time to evidence such termination and release.

ARTICLE XXXVI Section 13. Binding Effect; Several Agreement; Assignments.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Loan Parties that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the Lenders, and their respective successors and assigns, except that no Loan Party shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

ARTICLE XXXVII Section 14. Waivers; Amendment.

SECTION 37.01. No failure or delay of the Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Loan Party on the one hand and the Administrative Agent or any holder of any Guaranteed Obligation on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, under any other Loan Document, under any agreement relating to Hedging Obligations or Treasury Management Obligations or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies of the Administrative Agent hereunder and of the Lenders, under the other Loan Documents and under any agreement relating to Hedging Obligations or Treasury Management Obligations are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice in similar or other circumstances.

SECTION 37.02. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between each affected Loan Party with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

ARTICLE XXXVIII Section 15. Notices.

All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.

ARTICLE XXXIX Section 16. Severability.

Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XL Section 17. Counterparts; Integration.

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 13), and shall become effective as provided in Section 13. Delivery of an executed signature page to this Agreement by facsimile transmission or form of electronic attachment (e.g., “.pdf” or “.tif”) shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

ARTICLE XLI Section 18. Rules of Interpretation.

The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. As used herein, the term “Lender” includes any Affiliate of a Lender that is owed Hedging Obligations or Treasury Management Obligations by any Loan Party.

Section 19. Governing Law; Jurisdiction; Consent to Service of Process.

This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

SECTION 41.01. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

Each Loan Party irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this Section 19 and brought in any court referred to in this Section 19. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each Loan Party irrevocably consents to the service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

ARTICLE XLII Section 20. Waiver of Jury Trial.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

ARTICLE XLIII Section 21. [Reserved.].

[Reserved.]

ARTICLE XLIV Section 22. Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any or all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents or under any agreement relating to Hedging Obligations or Treasury Management Obligations held by such Lender, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 22 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

ARTICLE XLV Section 23. Savings Clause.

SECTION 45.01. (a) It is the intent of each Loan Party and the Administrative Agent that each Loan Party’s maximum obligations hereunder shall be, but not in excess of:

(a) (i) in a case or proceeding commenced by or against any Loan Party under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of any Loan Party owed to the Administrative Agent or the Lenders) to be avoidable or unenforceable against such Loan Party under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(b) (ii) in a case or proceeding commenced by or against any Loan Party under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of any Loan Party to the Administrative Agent or the Lenders) to be avoidable or unenforceable against such Loan Party under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(c) (iii) in a case or proceeding commenced by or against any Loan Party under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of any Loan Party to the Administrative Agent or the Lenders) to be avoidable or unenforceable against such Loan Party under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

SECTION 45.02. (b) The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of any Loan Party to the Administrative Agent or the Lenders) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 23(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Loan Party is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Loan Party insolvent, or leave such Loan Party with an unreasonably small capital to conduct its business, or cause such Loan Party to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Loan Party, the maximum Guaranteed Obligations for which such Loan Party shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Loan Party to the Administrative Agent or the Lenders), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

This Section 23 is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Loan Party to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither any Loan Party nor any other Person shall have any right or claim under this Section 23 as against the Administrative Agent or Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 24. Keepwell. The Borrower, as a Qualified ECP Guarantor, hereby jointly and severally with any other Qualified ECP Guarantor, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Loan Party to honor all of such Specified Loan Party’s obligations under the Guarantee Agreement and the other Loan Documents and under any agreement relating to Hedging Obligations or Treasury Management Obligations in respect of Swap Obligations (provided, however, that the Borrower shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 24 shall remain in full force and effect until the Obligations have been indefeasibly satisfied and performed in full and all of the Commitments under the Credit Agreement have been terminated. The Borrower intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section 24, “Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(signatures follow)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PROGRESSIVE FINANCE HOLDINGS, LLC, as the Borrower

By:
Name:
Title:

AARON’S HOLDINGS COMPANY, INC., as Holdings

By:
Name:
Title:

AARON’S PROGRESSIVE HOLDING COMPANY, as a Guarantor

By:
Name:
Title:

PROGRESSIVE FINANCE HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

PANGO LLC, as a Guarantor

By:
Name:
Title:

PROG LEASING, LLC, as a Guarantor

By:
Name:
Title:

APPROVE.ME, LLC, as a Guarantor

By:
Name:
Title:

NPRTO ARIZONA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO CALIFORNIA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO FLORIDA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO GEORGIA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO ILLINOIS, LLC, as a Guarantor

By:
Name:
Title:

NPRTO MICHIGAN, LLC, as a Guarantor

By:
Name:
Title:

NPRTO NEW YORK, LLC, as a Guarantor

By:
Name:
Title:

NPRTO OHIO, LLC, as a Guarantor

By:
Name:
Title:

NPRTO TEXAS, LLC, as a Guarantor

By:
Name:
Title:

NPRTO MID-WEST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO NORTH-EAST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO SOUTH-EAST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO WEST, LLC, as a Guarantor

By:
Name:
Title:

VIVE FINANCIAL LLC, as a Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 24, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PROGRESSIVE FINANCE HOLDINGS, LLC (the “Borrower”), AARON’S HOLDINGS COMPANY, INC. (“Holdings”), the other Guarantors from time to time party thereto, each lender from time to time party thereto and JPMORGAN CHASE BANK, N.A., in its capacities as Administrative Agent, an Issuing Bank and Swingline Lender.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 24, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PROGRESSIVE FINANCE HOLDINGS, LLC (the “Borrower”), AARON’S HOLDINGS COMPANY, INC. (“Holdings”), the other Guarantors from time to time party thereto, each lender from time to time party thereto and JPMORGAN CHASE BANK, N.A., in its capacities as Administrative Agent, an Issuing Bank and Swingline Lender.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 24, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PROGRESSIVE FINANCE HOLDINGS, LLC (the “Borrower”), AARON’S HOLDINGS COMPANY, INC. (“Holdings”), the other Guarantors from time to time party thereto, each lender from time to time party thereto and JPMORGAN CHASE BANK, N.A., in its capacities as Administrative Agent, an Issuing Bank and Swingline Lender.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 24, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PROGRESSIVE FINANCE HOLDINGS, LLC (the “Borrower”), AARON’S HOLDINGS COMPANY, INC. (“Holdings”), the other Guarantors from time to time party thereto, each lender from time to time party thereto and JPMORGAN CHASE BANK, N.A., in its capacities as Administrative Agent, an Issuing Bank and Swingline Lender.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT G

FORM OF SECURITY AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (as amended, restated, amended and restated, modified and supplemented from time to time, this “Agreement”) is entered into as of [ ] among the parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (each individually an “Obligor” and collectively the “Obligors”), and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement (as amended, modified, supplemented, increased, extended, restated, refinanced and replaced from time to time, the “Credit Agreement”) dated as of November 24, 2020 among Progressive Finance Holdings, LLC, a Delaware limited liability company (the “Borrower”), Aaron’s Holdings Company, Inc., a Georgia corporation (“Holdings”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto, and JPMorgan Chase Bank, N.A., in its capacities as Administrative Agent, an Issuing Bank and as Swingline Lender, the Lenders have agreed to make Loans to the Borrower and each Issuing Bank has agreed to issue Letters of Credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect from time to time in the State of New York except as such terms may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply (the “UCC”): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Securities Intermediary, Security, Security Entitlement, Software, Supporting Obligation and Tangible Chattel Paper.

(b) In addition, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereof.

“Agreement” has the meaning provided in the introductory paragraph hereof.

“Borrower” has the meaning provided in the recitals hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” shall mean any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

“Copyrights” shall mean (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“Credit Agreement” has the meaning provided in the recitals hereof.

“Excluded Accounts” shall mean (a) deposit and/or securities accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Borrower to be paid to the IRS or state or local government agencies within the following two (2) months with respect to employees of any of the Loan Parties or (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, (b) all tax accounts (including, without limitation, sales tax accounts), accounts used solely for payroll, accounts maintained solely in trust for the benefit of third parties and fiduciary purposes, escrow accounts, zero balance or swept accounts and employee benefit accounts (including 401(k) accounts and pension fund accounts), in each case, so long as such account is used solely for such purpose, (c) any deposit and/or securities account maintained in a jurisdiction outside of the United States and (d) accounts the balance of which consists exclusively of amounts to be paid to employees in the ordinary course of business.

“Excluded Property” shall mean, with respect to any Obligor, (a) any owned real property located outside the United States, (b) any owned real property located in the United States that is owned in fee by an Obligor which is not Material Real Estate, (c) any leased real property, (d) any copyrights, copyright licenses, patents, patent licenses, trademarks or trademark licenses for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (e) any personal property for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code (including motor vehicles and other assets subject to certificates of title), (f) the Capital Stock in any Unrestricted Subsidiary, (g) the Capital Stock in any Foreign Subsidiary that is a Restricted Subsidiary to the extent not required to be pledged to secure the Obligations pursuant to Section 5.10(b) of the Credit Agreement, (h) any property which, subject to the terms of Section 7.08 of the Credit Agreement, is subject to a Lien of the type described in Section 7.02(c) of the Credit Agreement pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (i) Excluded Accounts, (j) those assets over which the granting of a Lien in such assets in favor of the Administrative Agent would be prohibited by applicable law, regulation or contract (including any requirement under or in accordance with such law, rule or regulation to obtain consent from a third party, including any governmental or regulatory authority), so long as (i) any contractual restriction is not incurred in contemplation of the owning entity’s becoming a Restricted Subsidiary or the entry of such owning entity into the Loan Documents and (ii) such contract is permitted under this Agreement, in each case, after giving effect to Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code or any other applicable law or principle of equity, other than any receivables and proceeds thereof (the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition), (k) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (l) assets to the extent a

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security interest in such assets would result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the United States Code or any similar law or regulation in any applicable jurisdiction), as reasonably determined by the Borrower in good faith, (m) at any time before the date that is 1 year after the Funding Availability Date, the Specified Asset and (n) other assets to the extent the Borrower and the Administrative Agent agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of the security afforded thereby; provided, however, that the security interest granted to the Administrative Agent under this Agreement or any other Loan Document shall attach immediately to any asset of any Loan Party at such time as such asset ceases to meet any of the criteria for “Excluded Property” described in any of the foregoing clauses (a) through (n) above.

“Material Agreements” shall mean (a) all agreements, indentures or notes governing the terms of any Material Indebtedness and (b) all other agreements, documents, contracts, indentures and instruments pursuant to which a default, breach or termination thereof would reasonably be expected to result in a Material Adverse Effect.

“Obligor” and “Obligors” have the meanings provided in the introductory paragraph hereof.

“Patent License” shall mean any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” shall mean, with respect to each Obligor, (a) one hundred percent (100%) of the issued and outstanding Capital Stock of each Domestic Subsidiary that is a Restricted Subsidiary and (b) sixty-six percent (66%) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary that is a Restricted Subsidiary, directly owned by any Obligor, including without limitation the Capital Stock of the Subsidiaries owned by such Obligor as set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Capital Stock representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Capital Stock of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor; provided that if such successor Person is a Foreign Subsidiary or a Domestic Subsidiary that is an Excluded Subsidiary, such Capital Stock shall be limited to the amount described in clause (b) hereof.

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“Secured Obligations” shall mean, without duplication, (a) all Obligations and (b) subject to the limitations set forth in Section 10.03 of the Credit Agreement, all out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, disbursements and other charges of one outside counsel) incurred in connection with enforcement and collection of the Obligations.

“Trademark License” shall mean any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” has the meaning provided in Section 1(a) hereof.

“Work” shall mean any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Money; (c) all Chattel Paper; (d) those certain Commercial Tort Claims set forth on Schedule 2 hereto; (e) all Copyrights; (f) all Copyright Licenses; (g) all Deposit Accounts; (h) all Documents; (i) all Equipment; (j) all Fixtures; (k) all General Intangibles; (l) all Goods; (m) all Instruments; (n) all Inventory; (o) all Investment Property; (p) all Letter-of-Credit Rights; (q) all Patents; (r) all Patent Licenses; (s) all Pledged Equity; (t) all Software; (u) all Supporting Obligations; (v) all Trademarks; (w) all Trademark Licenses; (x) all books and records related to the Collateral; and (y) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any Excluded Property; provided that upon the occurrence of an event that renders property to no longer constitute Excluded Property, a security interest in such property shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3. Representations and Warranties. Each of the Obligors hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:

(a) Ownership. Such Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Obligor other than non-consensual Liens permitted by Section 7.02 of the Credit Agreement.

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(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Obligor and, when properly perfected by filing a UCC-1 financing statement in the appropriate jurisdiction, shall constitute a valid and perfected security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Liens permitted by Section 7.02 of the Credit Agreement. The taking of possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral (and any necessary endorsements) will perfect the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments (subject to Permitted Liens). With respect to any Collateral consisting of a Deposit Account, Security Entitlement or assets held in a Securities Account (in each case, other than Excluded Accounts), upon execution and delivery by the applicable Obligor, the bank or Securities Intermediary, as applicable, and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected security interest in such Collateral, subject to Permitted Liens. Notwithstanding anything to the contrary in the foregoing, the Obligors and the Administrative Agent acknowledge and agree that no account control agreement shall be required with respect to any Deposit Account or Securities Account that has a balance (or which holds assets with a fair market value) less than $5,000,000.

(c) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d) Equipment and Inventory. With respect to any Equipment and/or Inventory of such Obligor, such Obligor has exclusive possession and control of such Equipment and Inventory of such Obligor except for (i) Equipment leased by such Obligor as a lessee, (ii) Equipment or Inventory in transit with common carriers, (iii) mobile goods, (iv) Equipment or Inventory out for repair or refurbishment, (vi) Equipment or Inventory kept with third parties in the ordinary course of business, and/or (vii) Equipment or Inventory in possession of employees in the ordinary course of business. Subject to the foregoing, no Inventory of such Obligor is held by a Person other than such Obligor pursuant to consignment, sale or return, sale on approval or similar agreement.

(e) Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, non-assessable and is not subject to the preemptive rights, warrants, options or other rights to purchase of any Person, or equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible, into, or that requires the issuance and sale of, any of the Pledged Equity, except to the extent expressly permitted under the Loan Documents.

(f) No Other Capital Stock, Instruments, Etc. As of the Closing Date, such Obligor owns all certificated Capital Stock in any Subsidiary that is required to be pledged and delivered to the Administrative Agent hereunder, other than as set forth on Schedule 1 hereto, and all such certificated Capital Stock has been delivered to the Administrative Agent.

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Administrative Agent in writing, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

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(h) Contracts; Agreements; Licenses. Such Obligor has no Material Agreements which are non-assignable by their terms, or as a matter of law, or which prevent the granting of a security interest therein for which consent has not been obtained.

(i) Consents; Etc. There are no restrictions in any articles of incorporation, articles of formation, articles of organization, bylaws, operating agreement or other applicable agreement of formation or organization governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, (vi) any approvals that may be required to be obtained from any bailee or landlord to collect the Collateral, and (vii) consents, authorizations, filings or other actions which have been obtained or made, no material consent or material authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.

(j) Commercial Tort Claims. As of the Closing Date, such Obligor has no Commercial Tort Claims seeking damages in excess of $2,000,000 in any individual instance or $5,000,000 in the aggregate when taken together with all Commercial Tort Claims of all of the other Obligors, other than as set forth on Schedule 2 hereto.

(k) Copyrights, Patents and Trademarks.

(i) Schedule 3 hereto includes all registrations or applications for Copyrights, Patents and Trademarks and all material Copyright Licenses, Patent Licenses and Trademark Licenses (excluding “off-the-shelf” licenses pursuant to standard licensing terms which have not been modified or customized by a third party for the Obligor) owned by such Obligor in its own name, or to which any Obligor is a party, as of the date hereof.

(ii) All registrations or applications pertaining to such Copyrights, Patents and Trademarks as have been set forth on Schedule 3 hereto have been duly and properly filed, and to any Obligor’s knowledge, each Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

(iii) Except as set forth on Schedule 3 hereto, none of such Copyrights, Patents and Trademarks is the subject of any exclusive licensing or franchise agreement as of the date hereof.

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(iv) Except as could not reasonably be expected to have a Material Adverse Effect, to such Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any such Copyright, Patent or Trademark.

(v) No action or proceeding is pending, seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor or Subsidiary of any Obligor that could reasonably be expected to have a Material Adverse Effect.

4. Covenants. Each Obligor covenants that until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, such Obligor shall:

(a) Instruments/Chattel Paper/Pledged Equity/Control.

(i) If any amount in excess of $2,000,000 in any individual instance or $5,000,000 in the aggregate payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent. Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii) Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of such Obligor, all certificates and instruments constituting Pledged Equity. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) hereto (or other form acceptable to the Administrative Agent in its reasonable discretion).

(iii) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Deposit Accounts, (B) Investment Property, (C) Letter-of-Credit Rights and (D) Electronic Chattel Paper.

(b) Filing of Financing Statements, Notices, Etc. Such Obligor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(i) hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit

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4(b)(iii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, such Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. Such Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same.

(c) Collateral Held by Warehouseman, Bailee, Etc. If any Collateral with a book value in excess of $5,000,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and the Administrative Agent so reasonably requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(d) Commercial Tort Claims. (i) Promptly forward to the Administrative Agent an updated Schedule 2 listing any and all Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $2,000,000 in any individual instance or $5,000,000 in the aggregate for all Commercial Tort Claims of the Obligors not subject to a Lien in favor of the Administrative Agent for the benefit of itself and the other holders of the Secured Obligations and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Obligor.

(e) Books and Records. Each Obligor shall mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(f) Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(g) Issuance or Acquisition of Capital Stock in Partnership or Limited Liability Company. Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

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5. Authorization to File Financing Statements. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

6. Advances.

(a) Upon the occurrence of an Event of Default and during the continuation thereof, or (b) upon the failure of any Obligor to perform any of the covenants and agreements contained herein or in any other Loan Document if, with respect to this clause (b), the Administrative Agent reasonably determines that the taking of a particular action is required prior to the expiration of any applicable cure period(s) in order to prevent an impairment of its rights in and to any Collateral, then in either case, the Administrative Agent may, at its sole option and in its sole discretion upon notice to the applicable Obligors, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended as Default Interest. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies. During the continuance of an Event of Default, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all of the Collateral held by or for it at a public or private sale (which in the case of a private sale of Pledged Equity, may be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s

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board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be deemed to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Obligors in accordance with the notice provisions of Section 10.01 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. During the continuance of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon the request of the Administrative Agent instruct all of its account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any

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other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, during the continuance of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Obligors, the Obligors shall use commercially reasonable efforts to cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) upon three (3) Business Days’ prior written notice to the Obligors, the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c) Deposit Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may (i) prevent withdrawals or other dispositions of funds in Deposit Accounts (other than Excluded Accounts) maintained with the Administrative Agent and (ii) exercise control pursuant to any control agreement governing a Deposit Account (other than Excluded Accounts) not maintained with the Administrative Agent.

(d) Access. In addition to the rights and remedies hereunder, during the continuance of an Event of Default, the Administrative Agent shall have the right to peaceably enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their bad faith, gross negligence, willful misconduct or a material breach of the Administrative Agent’s or such holder’s obligations hereunder. The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Secured Obligations may have.

(f) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

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(g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate provided for Default Interest in the Credit Agreement, together with, subject to the limitations set forth in Section 10.03 of the Credit Agreement, the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto. Notwithstanding any provision to the contrary contained herein, in any of the other Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Obligor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state law).

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the Goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the Goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

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(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) upon prior written notice to the Obligors, to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant and subject to Section 7 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient to accomplish the purposes of the Loan Documents.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its bad faith, gross negligence, willful misconduct or a material breach of its obligations hereunder. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and

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preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Voting and Payment Rights in Respect of the Pledged Equity.

(i) So long as no Event of Default shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii) During the continuance of an Event of Default and upon one (1) Business Day’s prior written notice to the Obligors, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Secured Obligations. Upon the cure or waiver of such Event of Default in accordance with the terms of the Credit Agreement, the Administrative Agent shall as soon reasonably practicable repay to each Obligor all dividends, interest, principal or other distributions received by the Administrative Agent pursuant to this clause (ii) that such Obligor would otherwise have been permitted to retain pursuant to the terms of clause (i) above that (x) were not applied to repay the Obligations in accordance with the Credit Agreement and other Loan Documents and (y) that the Administrative Agent is not otherwise required to hold for the repayment of the Obligations in accordance with the Credit Agreement and other Loan Documents.

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(f) Releases of Collateral. (i) If any Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Credit Agreement, the Administrative Agent, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary to evidence such release of the Liens created hereby or by any other Collateral Document on such Collateral. (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a lien on all Pledged Equity not expressly released or substituted.

9. Application of Proceeds. Upon the acceleration of the Obligations under the Loan Documents pursuant to Section 8.01 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Secured Obligations in Money or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 8.02 of the Credit Agreement.

10. Continuing Agreement.

(a) This Agreement shall remain in full force and effect until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, at which time this Agreement and the liens and security interests of the Administrative Agent hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Obligors, forthwith execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination and/or release.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, but subject to the limitations of Section 10.03 of the Credit Agreement, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11. Amendments; Waivers; Modifications, Etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.02 of the Credit Agreement; provided that any update or revision to Schedule 2 hereof delivered by any Obligor shall not constitute an amendment for purposes of this Section 11 or Section 10.02 of the Credit Agreement.

12. Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.01 of the Credit Agreement.

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14. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Agreement.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 10.09 and 10.10 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue, consent to service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. Entirety. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the Issuing Bank, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

19. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

20. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Guarantor Joinder Agreement. Immediately upon such execution and delivery of such Guarantor Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Guarantor Joinder Agreement.

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21. Joint and Several Obligations of Obligors.

(a) Subject to Section 21(c), each of the Obligors is accepting joint and several liability hereunder, in consideration of the financial accommodation to be provided by the holders of the Obligations, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b) Subject to Section 21(c), each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement, the other Loan Documents and the other documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any other Debtor Relief Law.

22. Consent of Issuers of Pledged Equity. Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interests as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

[SIGNATURE PAGES FOLLOW]

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:	PROGRESSIVE FINANCE HOLDINGS, LLC,
as the Borrower

By:
Name:
Title:

AARON’S HOLDINGS COMPANY, INC., as Holdings

By:
Name:
Title:

AARON’S PROGRESSIVE HOLDING COMPANY, [12] as a Guarantor

By:
Name:
Title:

PROGRESSIVE FINANCE HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

PANGO LLC, as a Guarantor

By:
Name:
Title:

PROG LEASING, LLC, as a Guarantor

By:
Name:
Title:

[12]	To include all Subsidiary Guarantors at the time of entry into the Agreement.

PROGRESSIVE FINANCE HOLDINGS, LLC

SECURITY AND PLEDGE AGREEMENT

APPROVE.ME, LLC, as a Guarantor

By:
Name:
Title:

NPRTO ARIZONA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO CALIFORNIA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO FLORIDA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO GEORGIA, LLC, as a Guarantor

By:
Name:
Title:

NPRTO ILLINOIS, LLC, as a Guarantor

By:
Name:
Title:

NPRTO MICHIGAN, LLC, as a Guarantor

By:
Name:
Title:

PROGRESSIVE FINANCE HOLDINGS, LLC

SECURITY AND PLEDGE AGREEMENT

NPRTO NEW YORK, LLC, as a Guarantor

By:
Name:
Title:

NPRTO OHIO, LLC, as a Guarantor

By:
Name:
Title:

NPRTO TEXAS, LLC, as a Guarantor

By:
Name:
Title:

NPRTO MID-WEST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO NORTH-EAST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO SOUTH-EAST, LLC, as a Guarantor

By:
Name:
Title:

NPRTO WEST, LLC, as a Guarantor

By:
Name:
Title:

PROGRESSIVE FINANCE HOLDINGS, LLC

SECURITY AND PLEDGE AGREEMENT

VIVE FINANCIAL LLC, as a Guarantor

By:
Name:
Title:

PROGRESSIVE FINANCE HOLDINGS, LLC

SECURITY AND PLEDGE AGREEMENT

Accepted and agreed to as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

PROGRESSIVE FINANCE HOLDINGS, LLC

SECURITY AND PLEDGE AGREEMENT

EXHIBIT 4(a)

IRREVOCABLE [STOCK][UNIT] POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

the following equity interests of ____________________, a _________ [corporation][limited liability company]:

No. of Shares ____________ Certificate No. ______________

and irrevocably appoints ______________ its agent and attorney-in-fact to transfer all or any part of such equity interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

Dated: ____________, 20___

By:

Name:

Title:

EXHIBIT 4(b)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of [ ] (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:
Name:
Title:

[Address]

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Address]

EXHIBIT 4(b)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of [ ] (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the patents and patent applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Obligor]

By:
Name:
Title:

[Address]

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Address]

EXHIBIT 4(b)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of [ ] (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Obligor]

By:
Name:
Title:

[Address]

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Address]